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                                 LOAN AGREEMENT

                          Dated as of February 27, 2003



                                     Between

                                   FLIK, INC.,
                                  as Borrower,



                               EPT DOWNREIT, INC.,
                                  as Indemnitor



                                       and


                          SECORE FINANCIAL CORPORATION,
                                    as Lender


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                                Table of Contents

                                                                         Page



I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION...................................1

     Section 1.1     Definitions...............................................1

     Section 1.2     Principles of Construction...............................24

II.  GENERAL TERMS............................................................24

     Section 2.1     Loan Commitment; Disbursement to Borrower................24

     Section 2.2     Interest; Loan Payments; Late Payment Charge.............25

     Section 2.3     Prepayments..............................................27

     Section 2.4     Defeasance...............................................28

     Section 2.5     Release of Property......................................31

     Section 2.6     Manner of Making Payments; Cash Management...............33

     Section 2.7     Property Transfers.......................................34

III. CONDITIONS PRECEDENT.....................................................35

     Section 3.1     Conditions Precedent to Closing..........................35

IV.  REPRESENTATIONS AND WARRANTIES...........................................40

     Section 4.1     Borrower Representations.................................40

V.   BORROWER COVENANTS.......................................................55

     Section 5.1     Affirmative Covenants....................................55

     Section 5.2     Negative Covenants.......................................67

VI.  INSURANCE; CASUALTY;CONDEMNATION.........................................70

     Section 6.1     Insurance................................................70

     Section 6.2     Casualty.................................................74

     Section 6.3     Condemnation.............................................75

     Section 6.4     Restoration..............................................75

VII. RESERVE ACCOUNTS.........................................................80

     Section 7.1     Tax and Insurance Escrow Account.........................80

     Section 7.2     Replacements and Replacement Reserve.....................81

     Section 7.3     Ground Lease Reserve Account.............................86

     Section 7.4     [Intentionally Omitted]..................................87

     Section 7.5     [Intentionally Omitted]..................................87

     Section 7.6     Accounts Generally.......................................87

VIII.DEFAULTS.................................................................87

     Section 8.1     Event of Default.........................................87

     Section 8.2     Remedies.................................................89

     Section 8.3     Remedies Cumulative; Waivers.............................91

     Section 8.4     Application of Payments after an Event of Default........91

IX.  SPECIAL PROVISIONS.......................................................91

     Section 9.1     Sale of Notes and Securitization.........................91

     Section 9.2     Securitization Indemnification...........................92

     Section 9.3     Rating Surveillance......................................96

     Section 9.4     Exculpation..............................................96

     Section 9.5     Satisfaction of Obligations by Master Tenants............98

     Section 9.6     Servicer.................................................98

X.   MISCELLANEOUS............................................................98

     Section 10.1    Survivial................................................98

     Section 10.2    Lender's Discretion......................................98

     Section 10.3    Governing Law............................................99

     Section 10.4    Modification, Waiver in Writing.........................100

     Section 10.5    Delay Not a Waiver......................................100

     Section 10.6    Notices.................................................101

     Section 10.7    Trial by Jury...........................................102

     Section 10.8    Headings................................................102

     Section 10.9    Severability............................................102

     Section 10.10   Preferences.............................................103

     Section 10.11   Waiver of Notice........................................103

     Section 10.12   Remedies of Borrower....................................103

     Section 10.13   Expenses; Indemnity.....................................103

     Section 10.14   Schedules Incorporated..................................104

     Section 10.15   Offsets; Counterclaims and Defenses.....................104

     Section 10.16   No Joint Venture or Partnership; No
                      Third Party Beneficiaries..............................105

     Section 10.17   Publicity...............................................105

     Section 10.18   Cross-Default; Cross-Collateralization;
                       Waiver of Marshalling of Assets.......................105

     Section 10.19   Waiver of Counterclaim..................................106

     Section 10.20   Conflict; Construction of Documents; Reliance...........106

     Section 10.21   Brokers and Financial Advisors..........................106

     Section 10.22   Prior Agreements........................................107

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                                    SCHEDULES
                                    ---------


Schedule I        -        Properties

Schedule II       -        Additional Leases

Schedule III      -        Monthly Principal Payment Amount

Schedule IV       -        Certain Alterations

Schedule V        -        Allocated Amounts

Schedule VI       -        Litigation


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                                 LOAN AGREEMENT


          THIS LOAN AGREEMENT, dated as of February 27, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between SECORE FINANCIAL CORPORATION, a Pennsylvania corporation, having an address at 1620 L Street, NW, Suite 950, Washington, DC (together with its successors and assigns, "Lender"), FLIK, INC., a Delaware corporation, having an address at 30 Pershing Road, Suite 201, Kansas City, Missouri 64108 ("Borrower"), and EPT DOWNREIT, INC., a Missouri corporation, having an address at 30 Pershing Road, Suite 201, Kansas City, Missouri 64108 ("Indemnitor").

                              W I T N E S S E T H:

          WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

          WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

          NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

          I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          Section 1.1 Definitions.

          For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

          "Additional  Insolvency  Opinion"  shall have the meaning set forth in
Section 4.1.30.

          "Adjusted Release Amount" shall mean, for each Partial Defeasance Property, one hundred twenty-five percent (125%) of the Pro-Rata Release Amount applicable to such Partial Defeasance Property immediately prior to its permitted release.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          "Affiliated Loans" shall mean a loan made by Lender to an Affiliate of Borrower or any guarantor.

          "Agent" shall mean Wachovia or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

          "Allocated Loan Amount" shall mean for an Individual Property the amount set forth on Schedule V hereto.

          "ALTA" shall mean American Land Title Association, or any successor thereto.

          "Alteration" shall mean any demolition, alteration, installation, improvement or expansion of or to any Individual Property.

          "AMC" shall mean American Multi-Cinema, Inc., together with its successors and assigns.

          "AMC Louisiana Option Agreements" shall mean, collectively (a) that certain Option Agreement relating to the AMC Louisiana Option Property located in Hammond, Louisiana, dated as of March 9, 2002, between EPT Gulf States, LLC, a predecessor-in-interest to Borrower, and AMC, and (b) that certain Option Agreement relating to the AMC Louisiana Option Property located in Houma,
Louisiana, dated as of March 9, 2002, between EPT Gulf States, LLC, a predecessor-in-interest to Borrower, and AMC.

          "AMC Louisiana Option Properties" shall mean the Individual Properties located in Hammond, Louisiana and Houma, Louisiana.

          "AMC Louisiana Option" shall mean the option contained in each of the AMC Louisiana Option Agreements, pursuant to which option AMC is permitted to cause Borrower to sell its interest in the applicable AMC Louisiana Option Property to AMC or an unrelated third party in the event that, during the period from March 15, 2005 to March 31, 2022, AMC intends to discontinue its operations at such Individual Property.

          "AMC Prohibition Master Leases" shall mean the Master Leases relating to the AMC Prohibition Individual Properties.

          "AMC Prohibition Individual Properties" shall mean the Individual Properties located in Hammond, Louisiana; Houma, Louisiana; Harahan, Louisiana; San Diego, California; Livonia, Michigan; Metaire, Louisiana; Alexandria, Virginia and Sterling Heights, Michigan.

          "AMC Prohibition Purchase Option" shall mean the option contained in each of the AMC Prohibition Master Leases, pursuant to which option AMC is permitted to purchase Borrower's interest in the applicable AMC Prohibition Individual Property upon the occurrence of a "Prohibition" (as such term is defined in each such Master Lease).

          "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

          "Applicable Interest Rate" shall mean the following rates per annum with respect to the corresponding Components comprising the Note as set forth below:

                   Component A-1             4.260% per annum
                   Component A-2             5.265% per annum
                   Component B               5.755% per annum
                   Component C               6.244% per annum
                   Component D               6.732% per annum
                   Component E               7.947% per annum.
                   Component F               9.012% per annum.

          "Approved Annual Budget" shall have the meaning set forth in Section 5.1.11(d).

          "Approved Appraisal" shall mean an MAI appraisal of the applicable Individual Property prepared by an appraiser satisfactory to Lender and the applicable Rating Agencies that is no more than one (1) year old and is otherwise satisfactory in form and substance to Lender and the applicable Rating Agencies.

          "Assignment of Contracts" shall mean that certain first priority Collateral Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to certain contracts, licenses, permits, agreements, warranties and approvals relating to the Properties, as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Association" shall mean the "Association" as such term is defined in the Declaration.

          "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

          "Basic  Carrying  Costs" shall mean,  with respect to each  Individual
Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes, (ii) Insurance Premiums and (iii) Ground Rents.

          "Borrower" shall mean Flik, Inc., together with its successors and assigns permitted under the Loan Documents.

          "Borrower Unit" shall mean, collectively, any and all Units owned in fee by the Borrower.

          "Business Day" shall mean any day other than (a) a Saturday or a Sunday, or (b) any other day on which federally insured depository institutions in (i) the State of New York, (ii) the State of California, or (iii) the state or states in which the relevant offices of the Servicer are located (as of the Closing Date, the States of North Carolina and Illinois), are authorized or obligated by law, governmental decree or executive order to be closed.

          "By-Laws" shall mean the by-laws governing the Condominium, as the same may be amended, modified or replaced from time to time in accordance herewith.

          "Capital Expenditures" shall mean, for any period, the amount expended for Replacements and other items capitalized under GAAP (including leasing commissions and tenant improvements).

          "Cash Management Agreement" shall mean that certain Cash Management Agreement by and among Borrower, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account, the Loss Proceeds Account and the Reserve Accounts.

          "Casualty" shall have the meaning specified in Section 6.2 hereof.

          "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

          "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

          "Certificateholders" means, collectively, any holders of any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

          "Change of Control" shall mean (a) the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) a pledge of any direct or indirect equity interest in Borrower, the foreclosure on which would result in a Change of Control under clause (i). For the avoidance of doubt, no transfer or issuance of a direct or indirect equity interest in any Qualified Equityholder shall constitute a "Change of Control" for purposes hereof.

          "Clearview Ground Lease" shall mean, with respect to the Individual Property located in Metaire, Louisiana, that certain Lease by and between Richards Clearview, as landlord, and Clearview Theatres, L.L.C., predecessor-in-interest to Borrower, as tenant, dated as of December 6, 1999, as the same may have been and may hereafter be amended, restated or otherwise modified.

          "Clearview Fee Mortgages" means, collectively, (a) that certain Collateral Mortgage And Assignment of Leases and Rents, dated as of March 30, 1998, from Richards Clearview for the benefit of Whitney National Bank, and (b) that certain Collateral Mortgage With Act of Assignment of Leases and Rents, dated as of September 20, 2000, from Richards Clearview for the benefit of Whitney National Bank, in each case burdening the fee interest of Richards Clearview in the Individual Property located in Metairie, Louisiana.

          "Clearview SNDA" means that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of November 17, 2000, between Richards Clearview, a predecessor-in-interest to Borrower, and Whitney National Bank, pursuant to which, among other things, the Clearview Ground Lease has been subordinated to the lien of each of the Clearview Fee Mortgages.

          "Closing Date" shall mean the date hereof.

          "Closing  Date  Debt  Service   Coverage   Ratio"  shall  mean  2.05x.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Common Elements" shall mean "Common Elements" as defined in the Declaration.

          "Component" shall mean, individually, any one of Component A-1, Component A-2, Component B, Component C, Component D, Component E or Component F.

          "Component A-1" shall mean that certain Component of the Note corresponding to the Securities designated as Class A-1.

          "Component A-2" shall mean that certain Component of the Note corresponding to the Securities designated as Class A-2.

          "Component   B"  shall  mean  that  certain   Component  of  the  Note
corresponding to the Securities designated as Class B.

          "Component   C"  shall  mean  that  certain   Component  of  the  Note
corresponding to the Securities designated as Class C.

          "Component   D"  shall  mean  that  certain   Component  of  the  Note
corresponding to the Securities designated as Class D.

          "Component   E"  shall  mean  that  certain   Component  of  the  Note
corresponding to the Securities designated as Class E.

          "Component   F"  shall  mean  that  certain   Component  of  the  Note
corresponding to the Securities designated as Class F.

          "Components" shall mean, collectively, Component A-1, Component A-2, Component B, Component C, Component D, Component E and Component F.

          "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

          "Condominium" shall mean the "Pentagon Centre Condominium" located in Livonia, Michigan that is governed by the Declaration.

          "Condominium Act" shall mean the statutes governing condominiums in the State of Michigan.

          "Condominium Documents" shall mean, collectively, the Declaration, the By-Laws, any rules and regulations promulgated thereunder, and any and all other documents and agreements binding upon, governing or otherwise pertaining to the Condominium and/or the Association.

          "Control" of any entity shall mean the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" and "Controlling" each have the meanings correlative thereto).

          "Covered Information" shall have the meaning set forth in Section 9.2(b).

          "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including any Prepayment Charge) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

          "Debt Service" shall mean, with respect to any Test Period, scheduled principal and/or interest payments under the Note or if a Defeasance Event has occurred under the Undefeased Note due and payable on the final Payment Date of such Test Period.

          "Debt Service Coverage Ratio" shall mean, with respect to any Test Period, the quotient of (i) Gross Income from Operations for such period, divided by (ii) the Debt Service for such period.

          "Declaration" shall mean that certain Master Deed (including Declaration of Restrictions), dated as of December 23, 1996, relating to the Condominium, as amended by that certain First Amendment to Master Deed of Pentagon Centre Condominium, dated as of January 2, 1997, as further amended by that certain Second Amendment to Master Deed of Pentagon Centre Condominium, dated as of August 12, 1997, and as further amended by that certain Third Amendment to Master Deed of Pentagon Centre Condominium, dated as of December 23, 1997, each as recorded in the recording office for the County of Wayne, Michigan, as the same may be further amended, modified or replaced from time to time in accordance herewith.

          "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          "Default Interest" shall mean, with respect to each Component, for the portion of each Interest Accrual Period during which an Event of Default shall be continuing, the amount by which interest accrued on amounts owing under such Component at its Default Rate during such portion of such Interest Accrual Period exceeds the amount of interest that would have accrued during such portion of such Interest Accrual Period on such amounts owing under such Component at its respective Interest Rate.

          "Default Rate" shall mean, with respect to the Loan (or any Component thereof), a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or
(b) five percent (5%) above the Applicable Interest Rate.

          "Defeasance Date" shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

          "Defeasance Deposit" shall mean an amount sufficient to purchase U.S. Obligations that will provide for the payment of all Scheduled Defeasance Payments as and when due pursuant to Section 2.4.1(b).

          "Defeasance Event" shall have the meaning set forth in Section 2.4.1(a) hereof.

          "Defeased   Note"   shall  have  the  meaning  set  forth  in  Section
2.4.l(a)(v) hereof.

          "Disbursing Agent" shall mean Stewart Title Guaranty Company or, if such Person is unable or unwilling to act in such capacity, such other escrow agent as shall be acceptable to Master Tenant, Borrower, Lender and the Rating Agencies.

          "Disclosure Document" shall have the meaning set forth in Section 9.2.(a) hereof.

          "Eligible Account" shall mean (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution which has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations
Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "Eligible Institution" shall mean an institution (i) whose (A) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1, Prime-1 or F-1, as applicable, by each of the Rating Agencies, (B) long-term senior unsecured debt obligations are rated at least AA-or Aa3, as applicable, by each of the Rating Agencies (or, in the case of Wachovia or LaSalle Bank, National Association, A+ by S&P and AA- or Aa3, as applicable, by each of the other Rating Agencies, so long as it maintains such ratings), and (C) deposits are insured by the FDIC, or (ii) with respect to which Lender shall have received confirmation in writing from each of the Rating Agencies to the effect that such institution's being an Eligible Institution will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization.

          "Environmental Indemnity" shall mean, with respect to each Individual Property, that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower and Indemnitor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Period" shall mean any period (A) from (i) the conclusion of any Test Period during which Net Operating Income is less than the applicable Escrow Period Calculated NOI, to (ii) the conclusion of the second of any two Test Periods ending in consecutive Fiscal Quarters thereafter during each of which Test Periods Net Operating Income is at least equal to the applicable Escrow Period Calculated NOI, or (B) during which an Event of Default is continuing.

          "Escrow Period Calculated NOI" shall mean, for any Test Period, the sum of the Allocated Closing Date NOI figures set forth on Schedule V corresponding to the Individual Properties that are subject to the Lien of the Mortgages as of the last date of such Test Period.

          "Estoppel Indemnity Agreement" shall mean that certain Estoppel Indemnity Agreement, dated as of the date hereof, from Indemnitor for the benefit of Lender, entered into in connection with the origination of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

          "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

          "Exchange Act Filing" shall have the meaning set forth in Section 5.1.11(i).

          "Extraordinary Expense" shall have the meaning set forth in Section 5.1.11(e) hereof.

          "Fiscal Quarter" shall mean each three (3) month period commencing on January 1 and ending on March 31, commencing on April 1 and ending on June 30, commencing on July 1 and ending on September 30, and commencing on October 1 and ending on December 31, in each case, during each year of the term of the Loan.

          "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

          "Fitch" shall mean means Fitch, Inc. and its successors.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Gross Income from Operations" shall mean, for any period, all operating income of Borrower from the Properties during such period, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Insurance Proceeds and Awards (but Operating Income will include rental loss Insurance Proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iii) any interest income from any source, (iv) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (v) any proceeds resulting from the Transfer of all or any portion of any of the Properties, (vi) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, and (vii) any other extraordinary or non-recurring items.

          "Ground Lease Property" shall mean the real property demised by the Ground Leases.

          "Ground  Lease  Reserve  Account"  shall have the meaning set forth in
Section 7.3.1.

          "Ground Leases" shall mean, collectively, the Clearview Ground Lease and the Hoffman Ground

Lease.

          "Ground Rents" shall have the meaning set forth in Section 7.3.1.

          "Hoffman Ground Lease" shall mean, with respect to the Individual Property located in Alexandria, Virginia, that certain Lease by and between Hoffman Family, L.L.C., as landlord, and AMC, predecessor-in-interest to Borrower, as tenant, dated as of September 30, 1998, as the same may have been and may hereafter be amended, restated or otherwise modified.

          "Improvements" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

          "Indebtedness" of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person, including, but not limited to, amounts for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

          "Indemnified  Person"  shall  have the  meaning  set forth in  Section
9.2(h).

          "Indemnitor" shall mean EPT DownREIT, Inc., a Missouri corporation, together with is successors and assigns.

          "Indemnitor Estoppel" shall mean that certain Estoppel Certificate, dated as of the date hereof, from Indemnitor for the benefit of Lender, relating to certain reciprocal easement agreements affecting certain of the Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Indemnity Agreement" shall mean that certain Indemnity Agreement, dated as of the date hereof, from Indemnitor for the benefit of Lender, entered into in connection with the origination of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. "Independent Director" of any corporation or limited liability company shall mean a duly appointed member of the board of directors or board of managers of such corporation or limited liability company and who is not at the time of initial appointment, or at any time while serving as such director or manager, and has never been: (a) a member, stockholder, director, manager, officer, employee, partner, attorney or counsel of the Borrower or any Special Purpose Equityholder or any of their respective stockholders or Affiliates (with the exception of serving as the Independent Director of an Affiliate of Borrower or any Special Purpose Equityholder that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a special purpose bankruptcy remote entity); (b) a creditor, customer, supplier, service provider (including provider of professional services) or other person who derives any of its purchases or revenues from its activities with the Borrower, any Special Purpose Equityholder or any of their respective stockholders or Affiliates (other than a company that routinely provides professional independent managers or directors and which also provides lien search and other similar services to Borrower, any Special Purpose Equityholder or any of their respective stockholders or Affiliates in the ordinary course of business); (c) a family member of any such member, stockholder, director, manager, officer, employee, partner, creditor, customer, supplier, service provider or other person; or (d) a Person controlling or under common control with any of (a), (b) or (c) above. As used in this definition, the term "control" shall mean the possession, directly, indirectly or otherwise, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Individual Property" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property".

          "Initial Payment Date" shall mean March 10, 2003.

          "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Sonneneschein, Nath & Rosenthal in connection with the Loan.

          "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

          "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

          "Interest   Accrual   Period"  shall  mean,  in  connection  with  the
calculation of interest and principal accrued with respect to any specified Payment Date, the period from the 10th day of the calendar month immediately preceding such Payment Date to but excluding the 10th day of the calendar month containing such Payment Date; provided, however, that the first Interest Accrual Period shall commence on and include the Closing Date.

          "JMA" shall mean JMA Properties, L.L.C., together with its successors and assigns.

          "JMA Exercise Period" shall have the meaning set forth in Section 5.1.24(a) hereof.

          "JMA Ground Lease" shall mean that certain Net Ground Lease, dated as of June 17, 1993, among Mary K. Rome, Ann K. Stockwell and James Kinberger III (now members of JMA), as landlord, and a predecessor-in-interest to Richards Clearview, as tenant, as amended and restated by that certain Amendment and Restatement of Net Ground Lease, dated as of November 4, 1999, in each case, relating to a portion of the Individual Property located in Metairie, Louisiana, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "JMA Ground Lease Estoppel" shall mean that certain Estoppel Certificate, Non-Disturbance Agreement and Guaranty, dated as of November 4, 1999, among a predecessor-in-interest to the Borrower, Richards Clearview and JMA.

          "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, including, without limitation, the Master Leases, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

          "Lender" shall mean Secore Financial Corporation, together with its successors and assigns.

          "Lender and Goldman Group" shall have the meaning set forth in Section 9.2(b) hereof.

          "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

          "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

          "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanics', materialmen's and other similar liens and encumbrances.

          "Liquidation Fee" shall mean any "Liquidation Fee" (or term of similar meaning) as defined in the Servicing Agreement in effect with respect to the Loan from time to time.

          "Loan" shall mean the Components comprising the loan made by Lender to Borrower pursuant to this Agreement.

          "Loan Amount" shall mean One Hundred and Fifty-Five Million Five Hundred Thousand Dollars ($155,500,000).

          "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, Assignment of Contracts, the
Environmental Indemnities, the Cash Management Agreement, the Indemnitor Estoppel, the Indemnity Agreement, the Estoppel Indemnity Agreement and all other documents executed and/or delivered in connection with the Loan.

          "Lockbox Account" shall mean, collectively, the Eligible Account or Accounts, if any, specified in the Cash Management Agreement for deposit of Rents and other receipts from the Properties.

          "Loss Proceeds Account" shall have the meaning set forth in Section 6.4(b)(ii) hereof.

          "Master Leases" shall mean, collectively, (a) that certain Lease, dated as of March 9, 2002, between EPT Gulf States, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Clearview Palace 12 located in Metairie, Louisiana (as the same may have been, or may be, amended, restated or otherwise modified); (b) that certain Lease, dated as of March 9, 2002, between EPT Gulf States, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Elmwood Palace 20 located in Harahan, Louisiana (as the same may have been, or may be, amended, restated or otherwise modified); (c) that certain Lease, dated as of December 3, 1997, between A.B. Sterling Heights Limited Partnership, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Forum 30 at Gateways located in Sterling Heights, Michigan (as the same may have been, or may be, amended, restated or otherwise modified);
(d) that certain Lease, dated as of March 9, 2002, between EPT Gulf States, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Hammond Palace 10 located in Hammond, Louisiana (as the same may have been, or may be, amended, restated or otherwise modified); (e) that certain Lease, dated as of October 3, 2002, between 30 West Pershing, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Hoffman Town Centre 22 located in Alexandria, Virginia (as the same may have been, or may be, amended, restated or otherwise modified); (f) that certain Lease, dated as of March 9, 2002, between EPT Gulf States, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Houma Palace 10 located in Houma, Louisiana (as the same may have been, or may be, amended, restated or otherwise modified); (g) that certain Lease, dated as of August 7, 2002, between 30 West Pershing, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Livonia 20 located in Livonia, Michigan (as the same may have been, or may be, amended, restated or otherwise modified); (h) that certain Lease, dated as of June 11, 1996, between George W. Venteicher and Frank R. Krejci, as tenants in common, and Susan Venteicher, wife of George W. Venteicher, and Vera Jane Krejci, wife of Frank R. Krejci, collectively, the predecessors-in-interest to Borrower, as landlord, and AMC, as predecessor-in-interest to Megaplex Nine, Inc., as tenant, with respect to the Individual Property known as AMC Oak View Plaza 24 located in Omaha, Nebraska (as the same may have been, or may be, amended, restated or otherwise modified);
(i) that certain Lease, dated as of August 20, 1996, between A.B./Olathe II Limited Partnership (a/k/a A.B. Shopping Center Properties, Inc.), predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Olathe Station 30 located in Olathe, Kansas (as the same may have been, or may be, amended, restated or otherwise modified); (j) that certain Lease, dated as of February 10, 2000, between EPT DownREIT, Inc., predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Palm Promenade 24 located in San Diego, California (as the same may have been, or may be, amended, restated or otherwise modified); (k) that certain Lease, dated as of March 9, 2002, between EPT Gulf States, LLC, predecessor-in-interest to Borrower, as landlord, and AMC, as tenant, with respect to the Individual Property known as AMC Westbank Palace 16 located in Harvey, Louisiana (as the same may have been, or may be, amended, restated or otherwise modified); (l) that certain Lease, dated as of December 21, 1998, between Cary Crossroads Cinema, L.L.C., predecessor-in-interest to Borrower, as landlord, and Consolidated Theatres Management, L.L.C., predecessor-in-interest to Cary Cinema, L.L.C., as tenant, with respect to the Individual Property known as Consolidated Cary Crossroads 20 located in Cary, North Carolina (as the same may have been, or may be, amended, restated or otherwise modified); (m) that certain Lease, dated as of September 19, 2000, between AIG Baker Cherrydale, L.L.C., predecessor-in-interest to Borrower, as landlord, and Cherrydale Cinema, L.L.C., as tenant, with respect to the Individual Property known as Consolidated Cherrydale 16 located in Greenville, South Carolina (as the same may have been, or may be, amended, restated or otherwise modified); (n) that certain Lease, dated as of May 28, 2002, between Megaplex Four, Inc., predecessor-in-interest to Borrower, as landlord, and North Star Cinema, Inc., as tenant, with respect to the Individual Property known as Loews Woodridge 18 located in Woodridge, Illinois (as the same may have been, or may be, amended, restated or otherwise modified); and (o) that certain Lease, dated as of June 17, 1999, between EPT DownREIT, Inc., predecessor-in-interest to Borrower, as landlord, and Muvico Entertainment, L.L.C., as tenant, with respect to the Individual Property known as Muvico Tampa Starlight 20 located in Tampa, Florida (as the same may have been, or may be, amended, restated or otherwise modified).

          "Master Tenant" shall mean the tenant under each of the Master Leases, and its successors and/or assigns.

          "Material Adverse Effect" means a material adverse effect upon (i) the ability of the Borrower to perform, or of Lender to enforce, any material provision of any Loan Document, (ii) the enforceability of any material provision of any Loan Document, or (iii) the appraised value or Net Operating Income of any of the Properties, or (iv) the use or enjoyment of any of the Properties or the operation thereof.

          "Material Alteration" shall mean any Alteration of any Individual Property that (a) is reasonably likely to have a material adverse effect on the value of the applicable Individual Property, (b) is reasonably expected to cost in excess of fifteen percent (15%) of the Loan Amount, or (c) when aggregated with other ongoing Alterations at the Properties, is reasonably expected to cost in excess of twenty percent (20%) of the Loan Amount; provided that the Alterations described on Schedule IV shall not be deemed to be "Material Alterations".

          "Maturity Date" shall mean the Payment Date occurring in February 2013 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

          "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note (or any Component thereof) and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          "Monthly Debt Service Payment Amount" shall mean the sum of the Monthly Interest Payment Amount and the Monthly Principal Payment Amount.

          "Monthly Interest Payment Amount" shall mean, for each Interest Accrual Period, the aggregate interest due and payable on amounts owing under the Components for such Interest Accrual Period at the applicable Interest Rates (except that interest shall be payable on amounts owing under each Component, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default, in which case the "Monthly Interest Payment Amount" shall be increased by the aggregate amount of Default Interest accrued on such amounts owing under the Components during the applicable Interest Accrual Period).

          "Monthly Principal Payment Amount" shall mean, for each Interest Accrual Period, the aggregate scheduled principal repayments due and payable in respect of the Components for such Interest Accrual Period, as set forth on
Schedule III. "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt or Leasehold Mortgage or Leasehold Deed of Trust or Leasehold Deed to Secure Debt) and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Net Cash Flow After Debt Service" for any period shall mean (a) the sum of the Gross Income From Operations for the Properties less the aggregate Operating Expenses and Capital Expenditures for such Properties during such period, less (b) the Debt Service for such period.

          "Net Operating Income" shall mean, with respect to any Test Period, the excess of (i) Gross Income from Operations for the last Fiscal Quarter contained in such Test Period, times four, minus (ii) Operating Expenses for such Test Period.

          "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

          "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

          "Non-Discretionary Item" shall mean Taxes, insurance premiums, costs of utilities, labor costs arising from collective bargaining agreements, costs associated with ameliorating unsafe conditions or arising out of an emergency and costs of complying with existing contracts and agreements.

          "Note" shall mean that certain Promissory Note of even date herewith in the principal amount of One Hundred and Fifty-Five Million Five Hundred Thousand Dollars ($155,500,000), made by Borrower in favor of Lender, as the same may, from time to time, be amended, restated, replaced, supplemented, otherwise modified and/or replaced by multiple Notes in accordance with this Agreement, including any Defeased Note and Undefeased Note that may exist from time to time.

          "Offering  Materials"  shall  have the  meaning  set forth in  Section
9.2(b).

          "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

          "Operating Expenses" shall mean, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower during such period, determined in accordance with GAAP; provided, however, that such expenses shall not include (i) depreciation, amortization or other noncash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures relating to the Properties, (v) equity distributions, or
(vi) closing costs incurred by Borrower in connection with the origination of the Loan.

          "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

          "Partial  Defeasance  Properties"  shall have the meaning set forth in
Section 2.4.1 hereof.

          "Payables Threshold" shall mean two percent (2%) of the Loan Amount.

          "Payment Date" shall mean the Initial Payment Date and, thereafter, the tenth day of each month (or, if such tenth day is not a Business Day, the first preceding Business Day).

          "Permitted Debt" shall mean (a) the Debt, (b) Trade Payables not represented by a note and not more than sixty (60) days outstanding, and financing leases and purchase money debt, which, in each case, are incurred in the ordinary course of Borrower's ownership and operation of the Properties, in amounts reasonable and customary for similar properties and, not, in the aggregate at any one time, exceeding the Payables Threshold, and (c) any other Indebtedness incurred in the ordinary course of business by Borrower which is hereafter approved in writing by Lender in its sole discretion and with respect to which Lender shall have received written confirmation from each of the Rating Agencies that such Indebtedness will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization.

          "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) mechanics', materialmen's or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being contested in the manner provided in Section 5.2.2, and (e) rights of existing and future tenants at the Properties, as tenants only, pursuant to the Leases.

          "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

          "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

          "Physical Conditions Report" shall mean, with respect to each Individual Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws), (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property and (c) if required by Lender, include a seismic report.

          "Policies" shall have the meaning specified in Section 6.1(b) hereof.

          "Prepayment Charge" shall mean an amount equal to the greater of (i) three percent (3%) of the outstanding principal balance of the Loan to be prepaid or satisfied, or (ii) the amount which, when added to the principal balance of the Loan to be prepaid or satisfied, will be sufficient to purchase U.S. Obligations that would provide for all payments of interest and principal due thereafter on the amount so prepaid or satisfied (including the payment of the remaining outstanding principal balance of the Loan on the Maturity Date).

          "Pro-Rata Release Amount" shall mean, for each Individual Property, the Allocated Loan Amount for such Individual Property, as such amount may be reduced from time to time pursuant to Section 2.5.2(f) hereof.

          "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

          "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

          "Qualified Equityholder" shall mean (i) Indemnitor, (ii) Entertainment Properties Trust, or (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that (x) such Person has total assets (in name or under management) in excess of $1 billion and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $500 million (in both cases, exclusive of the Properties), and is regularly engaged in the business of owning and operating commercial properties in major metropolitan areas, and (y) with respect to which Lender shall have received written confirmation from each of the Rating Agencies that such entity's being a Qualified Equityholder will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization.

          "Qualified Successor Borrower" shall mean (a) any Special Purpose Entity that is Controlled by one or more Qualified Equityholders, or (b) any other entity with respect to which Lender shall receive written confirmation from each of the Rating Agencies that such entity's being a Qualified Successor Borrower will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization.

          "Rating   Agencies"   shall   mean   Moody's,   Fitch  or  any   other
nationally-recognized statistical rating agency which has been approved by Lender.

          "Rating  Surveillance  Charge"  shall  have the  meaning  set forth in
Section 9.3 hereof.

          "REAs" shall mean, collectively, the "REA Agreements" as defined in the Estoppel Indemnity Agreement.

          "Estoppel Indemnity Agreement" shall mean that certain Estoppel Indemnity Agreement, dated as of the date hereof, from Indemnitor for the benefit of Lender, entered into in connection with the origination of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

          "Rents" shall mean, with respect to each Individual Property, all rents, percentage rent, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

          "Replacement  Reserve  Account"  shall have the  meaning  set forth in
Section 7.2.1 hereof.

          "Replacement Reserve Monthly Deposit" shall mean, for any Interest Accrual Period, the sum of the Allocated Replacement Reserve Amounts set forth on Schedule V corresponding to the Individual Properties that are subject to the Lien of the Mortgages as of the last date of such Interest Accrual Period.

          "Replacements" shall mean replacements and capital repairs made to the Properties (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots, together with any other repairs or replacements identified in the Physical Conditions Reports delivered to Lender in connection with the origination of the Loan), in each case to the extent expenditures in respect thereof are capitalized in accordance with GAAP.

          "Reserve Accounts" shall mean the Tax and Insurance Escrow Account, the Replacement Reserve Account, the Ground Lease Reserve Account or any other escrow fund established by the Loan Documents.

          "Restoration" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

          "Richards Clearview" shall mean Richards Clearview, L.L.C., together with its successors and assigns.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

          "Scheduled  Defeasance  Payments"  shall have the meaning set forth in
Section 2.4.l(b) hereof.

          "Securities" shall have the meaning set forth in Section 9.1 hereof.

          "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

          "Securitization"  shall  have the  meaning  set forth in  Section  9.1 hereof.

          "Security Agreement" shall have the meaning set forth in Section 2.4.1(a)(vi) hereof.

          "Servicer" shall have the meaning set forth in Section 9.6 hereof

          "Servicing Agreement" shall have the meaning set forth in Section 9.6 hereof.

          "Servicing Fee" shall mean any "Servicing Fee" (or term of similar meaning) as defined in the Servicing Agreement in effect with respect to the Loan from time to time.

          "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

          "Special Purpose Entity" shall mean a Person that is a corporation, limited liability company or limited partnership that at all times on and after the date hereof:

          (i) is organized under the laws of the State of Delaware solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties (or in the case of a Special Purpose Equityholder, for the purpose of acquiring and holding an ownership interest in the Borrower), entering into this Agreement with the Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

          (ii) is not engaged and will not engage in any business unrelated to the acquisition, development, ownership, management or operation of the Properties (or in the case of a Special Purpose Equityholder, its ownership interest in the Borrower);

          (iii) does not have and will not have any assets other than those related to the Properties (or in the case of a Special Purpose Equityholder, its ownership interest in the Borrower);

          (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets or amend its certificate of incorporation or certificate of formation with respect to the matters set forth in this definition;

          (v) has at least two Independent Directors on its board of directors or its board of managers, or, in the case of a limited partnership, has a Special Purpose Equityholder with at least two Independent Directors on such Special Purpose Equityholder's board of directors or board of managers, and has not caused or allowed and will not cause or allow the board of directors or the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors or the board of managers unless two Independent Directors shall have participated in such vote;

          (vi) has a certificate of incorporation, by-laws or an operating agreement, or, in the case of a limited partnership, has a Special Purpose Equityholder with a certificate of incorporation, by-laws or an operating agreement, that provides that such entity will not: (1) dissolve, merge, liquidate or consolidate; (2) sell all or substantially all of its assets; (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender; or (4) without the affirmative vote of two Independent Directors and of all other directors or managers, as applicable, file a bankruptcy or insolvency petition, assign for the benefit of creditors or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (or, in the case of a Special Purpose Equityholder, permit the Borrower to do any of the actions described in clauses (1) through (4));

          (vii) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (viii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

          (ix) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

          (x)  has  maintained  and  will  maintain  its  own  records,   books,
resolutions and agreements;

          (xi) other than as provided in the Cash Management Agreement, (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person;

          (xii) has held and will hold its assets in its own name;

          (xiii) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower;

          (xiv) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that such Person's and such Person's Affiliates' separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

          (xv) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

          (xvi) has observed and will observe, in the case of (A) a corporation, all corporate formalities; (B) a limited liability company, all limited liability company formalities; and (C) a limited partnership, all limited partnership formalities;

          (xvii) has and will have no Indebtedness other than Permitted Debt;

          (xviii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

          (xix) has not and will not acquire obligations or securities of its shareholders or any other Affiliate;

          (xx) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

          (xxi) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

          (xxii) has not pledged and will not pledge its assets for the benefit of any other Person, and, except as expressly provided in the Loan Documents, has not and will not agree to allow any other Person to hold such other Person out to be responsible for the indebtedness, or to pledge such other Person's assets or credit for the benefit, of it (and has and will take all reasonable steps to correct any known misunderstandings regarding such matters);

          (xxiii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name (and, if applicable, using its own logo) or in a name (or, if applicable, using a logo) franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person;

          (xxiv) has maintained and will maintain its assets in its own name in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

          (xxv) has not made and will not make any advances or loans to any Person or hold evidence of indebtedness issued by any other Person;

          (xxvi) has not identified and will not identify any other Person as a division or part of it, and has not identified itself and shall not identify itself as a division or part of any other Person;

          (xxvii) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its shareholders or Affiliates (including any such transaction pursuant to which such shareholders or such Affiliates agree to be liable for any of its obligations) except (A) in the ordinary course of its business and on terms which are intrinsically fair, made in good faith and without intent to hinder, delay or defraud creditors, are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party; and (B) in connection with this Agreement;

          (xxviii) has not and will not have any obligation to, and will not, indemnify its officers, directors, managers, partners or shareholders, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

          (xxix) shall consider the interests of its creditors in connection with all corporate actions;

          (xxx) does not and will not have its obligations guaranteed by any Affiliate (other than as provided in the Loan Documents);

          (xxxi) has complied and will comply with all of the terms and provisions contained in its organizational documents, including, without limitation, provisions relating to the limitations on powers and separateness requirements. The statements of facts contained in its organizational documents are true and correct and will remain true and correct;

          (xxxii) if such entity is a limited liability company with a single member, has organizational documents which provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as the sole member of such single-member limited liability company and shall preserve and continue the existence thereof without dissolution; and

          (xxxiii)  has been and will be for United  States  federal  income tax
purposes  a  "disregarded   entity"   (including  by  being  a  "qualified  REIT
subsidiary", as defined under Section 856(i)(2) of the Code).

          "Special Purpose Equityholder" shall mean a Special Purpose Entity that: (x) is a limited liability company or corporation formed under the laws of the State of Delaware; (y) owns at least a 1% direct equity interest in Borrower; and (z) serves as the general partner or managing member of Borrower.

          "Special Servicing Fee" shall mean any "Special Servicing Fee" (or term of similar meaning) as defined in the Servicing Agreement in effect with respect to the Loan from time to time.

          "State" shall mean, with respect to an individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

          "Successor Borrower" shall have the meaning set forth in Section 2.4.2 hereof.

          "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

          "Tax and Insurance Escrow Account" shall have the meaning set forth in
Section 7.1.1 hereof.

          "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

          "Terrorism Coverage Amount" shall mean, from time to time, the highest Appraised Value set forth on Schedule V corresponding to an Individual Property that is then subject to the Lien of one of the Mortgages.

          "Terrorism Premium Threshold" shall mean Two Hundred Fifty Thousand Dollars ($250,000).

          "Test Period" shall mean each 12-month period ending on the last day of a Fiscal Quarter.

          "Threshold Amount" shall have the meaning set forth in Section 5.1.21 hereof.

          "Title Insurance Policies" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

          "Transfer" shall mean the sale or other whole or partial conveyance of all or any portion of any Individual Property or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of any Individual Property or the subjecting of any portion of any Individual Property to restrictions on transfer; except that the conveyance of a space lease at any Individual Property in accordance herewith shall not constitute a Transfer.

          "Triggered  Master  Lease" shall have the meaning set forth in Section
5.2.16 hereof.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

          "Undefeased Note" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

          "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

          "Unit" shall mean each individual unit in the Condominium (together with all interests appurtenant thereto), and "Units" means all such Units, collectively.

          "U.S. Obligations" shall mean direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(l6) of the investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies. "U.S. Person" means a United States person within the meaning of Section 7701(a)(30) of the Code.

          "Wachovia" shall mean Wachovia Bank, National Association, a national banking association.

          "Work-Out Fee" shall mean any "Work-Out Fee" (or term of similar meaning) as defined in the Servicing Agreement in effect with respect to the Loan from time to time.

          Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

          II. GENERAL TERMS

          Section 2.1 Loan Commitment; Disbursement to Borrower.

          2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

          2.1.2 Components of the Loan. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Components A-1 through F. The principal amount of the Components shall be as follows:

             COMPONENT                    PRINICIPAL AMOUNT
             ---------                    -----------------
                A-1                          $56,937,000
                A-2                          $43,955,000
                 B                           $16,085,000
                 C                           $17,156,000
                 D                            $5,776,000
                 E                           $10,591,000
                 F                            $5,000,000

In addition to any rights of Lender under Section 8.2(c), Lender may request that each Component be represented by a separate physical Note. Upon such a request, Borrower shall execute and return to Lender each such Note within two Business Days after Borrower's receipt of an execution copy thereof.

          2.1.3 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

          2.1.4 The Note, Mortgages and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents. Goldman Sachs Mortgage Company or the Servicer shall maintain, or cause to be maintained, as agent for the Borrower, a register at 85 Broad Street or such other address as it shall notify the Borrower in writing, on which it shall enter the name or names of the registered owner or owners from time to time of a Note or any portion thereof (and the Borrower may review such register upon request following reasonable advance written notice). No assignment of a Note or any portion thereof shall be effective unless and until it is entered in such register.

          2.1.5 Use of Proceeds.  Borrower shall use the proceeds of the Loan to
(a) repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Accounts on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower for any lawful use.

          Section 2.2 Interest; Loan Payments; Late Payment Charge.

          2.2.1 Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date through the end of the Interest Accrual Period in which the Loan has been repaid in full in accordance herewith at the Applicable Interest Rate corresponding to each of the Components comprising the Loan. Interest on the Loan shall accrue on the principal amount of each Component and shall be payable in arrears for the Interest Accrual Period corresponding to each Payment Date.

          2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated for each Interest Accrual Period on the basis of a three hundred sixty (360) day year, and Interest Accrual Periods consisting of (a) during the first Interest Accrual Period, the actual number of days in such Interest Accrual Period, and (b) during all other Interest Accrual Periods, thirty (30) days.

          2.2.3 Payments Generally. Borrower shall pay to Lender on each Payment Date up to and including the Maturity Date, an amount equal to the Monthly Debt Service Payment Amount, which represents the interest and principal due for the applicable Interest Accrual Period. Such payments shall be applied to interest due (i) first, on Component A-1 and Component A-2, on a pro rata basis, based on the amount of interest then due on each such Component, (ii) second, on Component B, (iii) third, on Component C, (iv) fourth, on Component D, (v) fifth, on Component E, and (vi) sixth on Component F, in that order until the interest then due on each such Component shall have been paid in full, and then to principal due (A) first, on Component A-1, (B) second, on Component A-2,
(iii) third, on Component B, (iv) fourth, on Component C, (v) fifth, on Component D, (vi) sixth, on Component E, and (vii) seventh, on Component F, in that order until the principal then due on each such Component shall have been paid in full.

          2.2.4 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the remaining outstanding principal balance on each of the Components, all accrued and unpaid interest on each of the Components and all other amounts due hereunder and under the Note, the Mortgages and other the Loan Documents.

          2.2.5 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in accordance with Section 2.3.5 hereof. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the weighted average of the Applicable Interest Rate corresponding to each of the Components (weighted on the basis of such Components' outstanding principal balances) comprising the Loan and shall be secured by the Mortgages. This section shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under the Note and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

          2.2.6 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

          2.2.7 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan (or any Component thereof) at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan (or any Component thereof), shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan (or such Component) does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan (or such Component) for so long as the Loan is outstanding.

          Section 2.3 Prepayments.

          2.3.1 Voluntary Prepayments. Except as otherwise provided herein (including in Section 2.2.3), Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

          2.3.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Net Proceeds are deposited into the Loss Proceeds Account, if and to the extent Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of any Individual Property pursuant to the terms and provisions of this Agreement (including, without limitation, Section 6.4(e)), such Net Proceeds shall be applied to the prepayment of the outstanding principal balance of the Note. Other than following an Event of Default, no Prepayment Charge shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied in accordance with Section 2.3.5.

          2.3.3 Prepayments After Default. If, following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment (which shall include all interest that would have accrued on the Debt during the portion of the Interest Accrual Period occurring after the date of such tender or recovery) and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrower shall pay, in addition to the Debt, the Prepayment Charge. Any Prepayment Charge received by Lender will be allocated to the Component or Components being reduced as a result of the tender of payment by Borrower or recovery of the Debt by Lender, but shall not further reduce the balance of such Component or Components. If two (2) or more Components receive such payment, first, each Component will be allocated an amount equal to the Prepayment Charge and second, among the Components receiving such payments, pro rata, based on the principal received by such Component.

          2.3.4 Other Permitted Prepayments. Borrower shall have the right to prepay the Loan in whole (but not in part) on any Business Day that is not more than 180 days prior to the Maturity Date and that is not less than 30 days following Lender's receipt of written notice of Borrower's intent to so prepay; provided that any prepayment under this Section 2.3.4 shall be accompanied by all interest accrued on the amount prepaid plus, if such prepayment does not occur on the tenth day of a month, the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Borrower's notice of prepayment pursuant to this Section 2.3.4 shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days' written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission). Any partial prepayment under this Section shall be applied in accordance with Section 2.3.5.

          2.3.5 Application of Prepayments to Components. Any prepayment of the principal balance of the Loan, in whole or in part, (a) shall, if such prepayment occurs pursuant to Sections 2.3.2, be applied to reduce the principal balances of the Components in the following order: (i) first, to Component A-1 and Component A-2, on a pro rata basis, based on the principal balances of each such Component, until such principal balances are reduced to zero, (ii) second, to Component B until the principal balance of such Component is reduced to zero,
(iii) third, to Component C until the principal balance of such Component is reduced to zero, (iv) fourth, to Component D until the principal balance of such Component is reduced to zero, (v) fifth, to Component E until the principal balance of such Component is reduced to zero, and (vi) sixth, to Component F until the principal balance of such Component is reduced to zero, and (b) shall, if such prepayment occurs pursuant to Section 2.3.4, be applied to reduce the principal balances of the Components in the following order: (i) first, to Component A-1 until the principal balance of such Component is reduced to zero,
(ii) second, to Component A-2, until the principal balance of such Component is reduced to zero, (iii) third, to Component B until the principal balance of such Component is reduced to zero, (iv) fourth, to Component C until the principal balance of such Component is reduced to zero, (v) fifth, to Component D until the principal balance of such Component is reduced to zero, (vi) sixth, to Component E until the principal balance of such Component is reduced to zero, and (vii) seventh, to Component F until the principal balance of such Component is reduced to zero; provided, however, that, in the case of each of the foregoing clauses (a) and (b), if a Defeasance Event has occurred, prepayments of principal will only be allocated to the Components of the Undefeased Note (in the same priority and method set forth in this Section 2.3.5) and will not be allocated to reduce the principal balance of the Components of the Defeased Note.

          Section 2.4 Defeasance.

          2.4.1 Voluntary Defeasance. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time prior to the Maturity Date to voluntarily defease all of the Loan or, in the case of a release of an Individual Property (each, a "Partial Defeasance Property") in accordance with
Section 2.5.2, any portion of the Loan by and upon satisfaction of the following conditions and the conditions set forth in Section 2.5.1 or Section 2.5.2, as applicable (such event being a "Defeasance Event"):

          (i) Borrower shall provide not less than thirty (30) days (and not more than sixty (60) days) prior written notice to Lender specifying the Payment Date (the "Defeasance Date") on which the Defeasance Event is to occur and the principal amount of the Loan to be defeased (provided that, if such Defeasance does not occur on the date set forth in such notice, (x) such notice shall be deemed rescinded, and (y) Borrower shall, on such date, pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission);

          (ii) Borrower shall pay to Lender all accrued and unpaid interest and principal under the Loan to and including the Defeasance Date;

          (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

          (iv)  Borrower  shall  deliver  to  Lender  the   Defeasance   Deposit
applicable to the Defeasance Event;

          (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, each note having a maturity date equal to the Maturity Date, and one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and the Undefeased Note will each be divided into Components, which shall bear interest at rates corresponding to the rates at which the Components that existed on the Note prior to the Defeasance Event bore interest. The amount of the Loan being defeased will be applied to reduce the principal balance of each Component of the Undefeased Note in the priority and method set forth in Section
2.3.5 hereof. Each Component of the Defeased Note will have an initial principal balance equal to the amount of the reduction in connection with such Defeasance Event of the corresponding Component of the Undefeased Note. The Defeased Note and Undefeased Note shall otherwise have terms identical to the Note, except that a Defeased Note cannot be the subject of any further Defeasance Event or any prepayment;

          (vi) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority perfected lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.4 (the "Security Agreement");

          (vii) Borrower shall deliver an opinion of counsel for Borrower in form that would be satisfactory to a prudent lender stating, among other things, that (A) the Security Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms, (B) Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or Defeased Note (as applicable) to the Successor Borrower, (C) Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower, (D) any grantor trust within the meaning of subpart E, part I of subchapter J of the Code formed pursuant to a Securitization will not fail to maintain its status as a grantor trust as a result of such Defeasance Event, as applicable, (E) the Defeasance Event (or if, in addition to the occurrence of a Defeasance Event, there shall also occur a contemporaneous designation of Successor Borrower(s) or Qualified Successor Borrower(s) pursuant to Section 2.4.2 or Section 2.7, as applicable, the Defeasance Event and any such designation) will not constitute a "significant modification" of the Loan under Section 1001 of the Code or cause a tax to be imposed on any grantor or other trust formed pursuant to a Securitization, and (F) the Defeasance Event will not cause any grantor or other trust formed pursuant to a Securitization to be an "investment company" required to be registered under the Investment Company Act of 1940;

          (viii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such release will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization and shall pay all fees and expenses of the Rating Agencies incurred in connection with such confirmation. If required by the applicable Rating
Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies and will pay all fees and expenses of the Rating Agencies incurred in connection with the review and approval of such non-consolidation opinion;

          (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.4.1(a) have been satisfied;

          (x) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligation purchased with the Defeasance Deposit generate amounts equal to or greater than the Scheduled Defeasance Payments as and when the same are required to be made pursuant to
Section 2.4.1(b);

          (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

          (xii) Borrower shall pay all costs and expenses of Lender (and, if applicable, its Servicer) and the Rating Agencies incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the related Mortgage as provided in Section 2.5 hereof as well as reasonable attorneys' fees and expenses.

          (b) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date in amounts sufficient to make all of the scheduled payments due on such dates under the Note (in the case of a Defeasance Event for the entire outstanding principal balance of the Loan) or under the Defeased Note (in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan relating to one or more of the Partial Defeasance Properties), including, without limitation (i) scheduled payments of interest, principal (including payment of the remaining outstanding balance of the Note or Defeased Note, as applicable, on the Maturity Date), servicing fees (if any), Rating Surveillance Charges and other amounts due under the Loan Documents on such dates, (ii) payment of income taxes on any net income incurred by the Borrower or the Successor Borrower, as applicable, in connection with the applicable Defeasance Event, (iii) payment of costs and expenses incurred or to be incurred in the purchase of such U.S. Obligations (including fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith), and (iv) payment of any revenue, documentary stamp, intangible taxes or other taxes or charges due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the requirements of this Section 2.4 and/or Section 2.5 (collectively, the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.4 and satisfy Borrower's other obligations under this Section 2.4 and Section 2.5 shall be remitted to Borrower or the Successor Borrower, as applicable.

          2.4.2 Successor Borrower. In connection with any Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the "Successor Borrower") which shall be a Special Purpose Entity, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and, provided that Lender shall have reasonably approved all documentation relating thereto, Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and No/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 2.4.2, but Borrower shall pay all costs and expenses incurred by Lender (and, as applicable, its Servicer), including
Lender's attorneys' fees and expenses, and any fees and expenses of any Rating Agencies, incurred in connection therewith.

          Section 2.5 Release of Property. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

          2.5.1 Release of all Properties.

          (a) If Borrower has elected to defease the entire Loan and the requirements of Section 2.4 relating to a defeasance of the entire Loan and this
Section 2.5 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

          (b) In connection with the release of the Mortgages, Borrower shall submit to Lender, not less than thirty (30) days (and not more than sixty (60) days) prior to the Defeasance Date, a release of Lien (and related Loan
Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

          2.5.2 Release of the Partial Defeasance Properties. If Borrower has elected to defease a portion of the Loan and the requirements of Section 2.4 relating to a partial defeasance of the Loan and this Section 2.5 have been satisfied, Borrower may obtain the release of a Partial Defeasance Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Partial Defeasance Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

          (a) The principal balance of the Defeased Note shall equal or exceed the Adjusted Release Amount for the applicable Partial Defeasance Property; provided, however, if the undefeased portion of the Loan at the time a release is requested is less than the Adjusted Release Amount, the Defeased Note shall equal the remaining undefeased portion of the Loan at the time of release;

          (b) Borrower shall submit to Lender, not less than thirty (30) days (and not more than sixty (60) days) prior to the date of such release, a release of Lien (and related Loan Documents) for such Partial Defeasance Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Partial Defeasance Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

          (c) After giving effect to such release, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages (taking into account only Gross Income from Operations for such Properties and Debt Service under the Undefeased Note) shall be equal to the greater of (A) the Debt Service Coverage Ratio for all of the Properties (including the Partial Defeasance Property to be released) for the twelve (12) full calendar months immediately preceding the release of such Partial Defeasance Property, and (B) the Closing Date Debt Service Coverage Ratio;

          (d) The Partial Defeasance Property to be released shall be conveyed to a Person other than a Borrower or any of its Affiliates; and

          (e) The Adjusted Release Amount paid to Lender as a part of the Defeasance Deposit in connection with any such release shall be applied (i) first, to reduce the Pro-Rata Release Amount of the Partial Defeasance Property being released to zero and (ii) second, pro-rata to reduce the Pro-Rata Release Amounts of each Individual Property remaining subject to the Lien of a Mortgage immediately following such release.

          2.5.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, and upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

          Section 2.6 Manner of Making Payments; Cash Management.

          2.6.1 Deposits into Lockbox Account. Borrower shall cause all Rents from the Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Without limitation of the foregoing, Borrower shall, and shall cause Manager to, (a) deliver irrevocable written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account, and (b) deposit all amounts received by Borrower or Manager, if any, constituting Rents or other revenue of any kind from the Properties into the Lockbox Account within one (1) Business Day of receipt thereof. Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and any other cash management account established pursuant to the Cash Management Agreement and, except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals therefrom. Borrower shall be responsible for all costs of maintaining all such accounts.

          2.6.2 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

          2.6.3 Payments Received in the Lockbox Account. Notwithstanding anything to the contrary contained in this Agreement or the other Loan
Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and any amounts due for the Reserve Accounts shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations and any other obligations due on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

          2.6.4 No Deductions, etc. (a) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims, except as provided hereinafter for any taxes.

          (b) Each Lender that is a U.S. Person agrees to complete and deliver to the Borrower, on or prior to the first date of payment to such Lender and thereafter from time to time as required for renewal under applicable law, a duly completed and executed copy of United States Internal Revenue Service Form W-9 or successor form establishing that such Lender is not subject to U.S. backup withholding tax. Each Lender that is not a U.S. Person shall deliver to the Borrower, on or prior to the first date of payment to such Lender and thereafter from time to time as required for renewal under applicable law, duly completed and executed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or any successor or acceptable substitute forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under the Loan and the Loan Documents without any deduction or withholding of any United States federal income taxes. If any Lender fails to provide a certificate, document or other evidence required pursuant to this
Section   2.6.4(b)   following  a  request  by  Borrower,   then  deductions  or
withholdings on payments to such Lender shall be made, if and to the extent required by law.

          Section 2.7 Property Transfers. The initial Borrower shall have the right to contemporaneously Transfer all of the Properties to a Qualified Successor Borrower that will assume all of the obligations of Borrower hereunder (an "Assumption"), provided no Event of Default or material monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

          (a) such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV, and such other representations (and evidence of the accuracy of such representations) as the Lender shall reasonably request;

          (b) such Qualified Successor Borrower shall execute and deliver such Uniform Commercial Code financing statements as may be reasonably requested by Lender;

               (i) Indemnitor shall have delivered to Lender an instrument satisfactory to Lender acknowledging the Assumption and ratifying its continued obligations under any indemnity and guaranty agreements relating to the Loan (including the Environmental Indemnity, the Estoppel Indemnity Agreement and the Indemnity Agreement) to which Indemnitor is a party, except that if, upon the Assumption, Borrower delivers to Lender new indemnity agreements satisfactory to Lender executed by a substitute indemnitor satisfactory to Lender, which new indemnity agreements cover the activities covered by the indemnity agreements existing as of the date hereof, to the extent first occurring after the date of the Assumption, then Lender shall modify the indemnity agreements so that Indemnitor has no liability for such activities, to the extent first occurring after the date of such Assumption;

          (c) such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender which are equivalent to the opinions delivered to Lender on the Closing Date (including, only in the case of a Qualified Successor Borrower satisfying clause (a) of the definition of Qualified Successor Borrower, a new Insolvency Opinion which is reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies); and Borrower and the Qualified Successor Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request;

          (d) such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of such Qualified
Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.7, each in form and substance reasonably satisfactory to Lender, including, but not limited to, a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

          (e) the title  insurance  policy or  policies  delivered  pursuant  to
Section 3.1.3(b) shall have been properly endorsed to reflect the Transfer of the Properties to the Qualified Successor Borrower;

          (f) Lender shall received written confirmation from each of the Rating Agencies that the legal structure of the Qualified Successor Borrower, the documentation of the Assumption and the related legal opinions will not, in and of themselves, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization; and

          (g) Lender shall have received a Twenty-Five Thousand Dollar ($25,000) nonrefundable assumption fee and shall have received payment of all reasonable out-of-pocket costs and expenses incurred by Lender (and its Servicer) in connection with such Assumption (including reasonable attorneys' fees and costs, the cost of an endorsement to the title insurance policy or policies delivered pursuant to Section 3.1.3(b) reflecting the conveyance of the Properties to the Qualified Successor Borrower, lien search and credit investigation expenses and Rating Agency fees and expenses).

          III. CONDITIONS PRECEDENT

          Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

          3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and each of Borrower and Indemnitor shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

          3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note; in each case, duly executed and delivered on behalf of Borrower and, as applicable, Indemnitor.

          3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

          (a) Mortgages; Assignments of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity and the Cash Management Agreement.

          (b) Title Insurance. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date (or a marked, signed commitment to issue such Policies from such title company), with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and other exceptions and exclusions from coverage (as modified by the terms of any endorsements) acceptable to Lender, (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and
(iv) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

          (c) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The surveys shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Each such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description, or a recorded plat description, of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

          (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, in form and substance satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

          (e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Individual Property, in each case satisfactory in form and substance to Lender and the Rating Agencies.

          (f) Zoning. With respect to each Individual Property, Lender shall have received, at Lender's option, either (i) (A) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, or (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (ii) a zoning opinion letter or zoning report, in each case in substance reasonably satisfactory to Lender.

          (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances, and Lender shall have received satisfactory evidence thereof (including reports of UCC, tax lien and judgment searches conducted by a search firm acceptable to Lender with respect to the Property and Borrower and in such locations as Lender shall have requested).

          3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein
(including each additional Loan Document) shall be in form and substance satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

          3.1.5 Delivery of Organizational Documents. On or before the Closing Date, each of Borrower and Indemnitor shall deliver or cause to be delivered to Lender copies certified by Borrower or Indemnitor (as applicable) of all organizational documentation related to Borrower and Indemnitor and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

          3.1.6 Opinions of Borrower's Counsel. Lender shall have received (a) the Insolvency Opinion, (b) opinions of Borrower's counsel with respect to true sale and true contribution issues, (c) opinions of counsel qualified in each of the states in which the Individual Properties are located covering such matters as Lender shall request, and (d) opinions of Borrower's counsel with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

          3.1.7 Financial Information. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year, together with financial information relating to Indemnitor, Borrower and the Property, in each case, which is satisfactory to Lender.

          3.1.8 Basic Carrying Costs. Borrower shall have paid, or shall have caused the Master Tenants to have paid, all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) currently due Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

          3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

          3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

          3.1.11 Ground Lessor Estoppels. Lender shall have received an executed ground lessor estoppel letter, which shall be in form and substance satisfactory to the Lender, from each of the ground lessors under the Ground Leases.

          3.1.12 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from each Master Tenant and any other tenant leasing any portion of any Individual Property.

          3.1.13 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

          3.1.14 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower, Indemnitor, Entertainment Properties Trust, any Master Tenant, any parent or principal of any Master Tenant or any Individual Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower, Indemnitor, nor any of their respective constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

          3.1.15 Leases and Rent Roll. Lender shall have received true and complete copies of all tenant leases, certified copies of the Master Leases and any other tenant leases as requested by Lender and certified true and complete copies of the Ground Leases. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.

          3.1.16 Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases affecting the Properties to the Mortgage. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms or as otherwise requested by Lender.

          3.1.17 Tax Lot. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

          3.1.18 Physical Conditions Reports. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be satisfactory in form and substance to Lender and the Rating Agencies.

          3.1.19 Appraisal. Lender shall have received an Approved Appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender and the Rating Agencies.

          3.1.20 Consents, Licenses, Approvals, etc.. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          3.1.21 Inventory. Lender shall have received a complete inventory of the fixtures and equipment present at each Individual Property or used in connection with each Individual Property, indicating the owner of each item and its location (if other than on the site of the related Individual Property); provided, however, that such information with respect to fixtures and equipment owned, leased or otherwise supplied by the related Master Tenant shall only be required to the extent such information has been made available to Borrower or any of its Affiliates.

          3.1.22 Securitization. Borrower acknowledges that it is intended that a Securitization be completed simultaneously with the closing of the Loan and that the execution of a Securitization of the Loan on a "stand-alone" basis on terms satisfactory to Lender, in its sole discretion, shall be a condition precedent to any obligation of Lender to make the Loan.

          3.1.23 Collateral Accounts. The Lockbox Account, the Loss Proceeds Account and each of the Reserve Accounts shall have been established in conformance with this Agreement and the Cash Management Agreement and funded to the extent required thereunder.

          3.1.24 No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit, restrain or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan.

          3.1.25 Licenses. Lender shall have received a copy of (a) all Licenses used in connection with the ownership or occupancy of each of the Individual Properties, which Licenses are held by Borrower or its Affiliates, and (b) all such Licenses held by third parties (including the Master Tenants) to the extent that Borrower or its Affiliates have received copies of the same, in each case, in form and substance reasonably satisfactory to Lender.

          3.1.26 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

          IV. REPRESENTATIONS AND WARRANTIES

          Section 4.1 Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

          4.1.1 Organization. Each of Borrower and Indemnitor has been duly organized and is validly existing and in good standing with requisite power and authority to own its assets and to transact the businesses in which it is now engaged. Each of Borrower and Indemnitor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its assets, businesses and operations. Each of Borrower and Indemnitor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its assets and to transact the businesses in which it is now engaged. The sole business of Borrower is the ownership, management and operation of the Properties.

          4.1.2 Proceedings. Each of Borrower and, as applicable, Indemnitor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and, as applicable, Indemnitor and constitute legal, valid and binding obligations of Borrower and, as applicable, Indemnitor, enforceable against Borrower and, as applicable, Indemnitor in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws and legal principles affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and, as applicable, Indemnitor will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or, as applicable, Indemnitor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower or Indemnitor is a party or by which any of Borrower's or Indemnitor's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or Indemnitor or any of Borrower's or Indemnitor's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower or, as applicable, Indemnitor of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

          4.1.4 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, except as set forth on Schedule VI hereof. No such actions, suits or proceedings (whether or not listed on Schedule VI), if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property. Any material liability imposed upon or incurred by the Borrower or any Individual Property in connection with the litigation listed on
Schedule IV will be fully covered by insurance.

          4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xx) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof, and (b) obligations under the Loan Documents.

          4.1.6 Title. Borrower has good, marketable and insurable fee simple title or leasehold title, as applicable, to the real property comprising each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create
(a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Properties, which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents, other than those claims with respect to which insurance coverage is provided pursuant to the related Title Insurance Policy.

          4.1.7 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

          4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, might materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower. For the purposes of the representations and warranties contained in this Section 4.1.8, any information contained in the Offering Materials shall be deemed to be disclosed to Lender.

          4.1.9 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

          4.1.10 Compliance. Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to the best knowledge of Borrower, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

          4.1.11 Financial Information. All financial data, including, without limitation, any statements of cash flow and income and operating expense, that have been prepared by Borrower or any of its Affiliates or, to the best of knowledge of Borrower, on behalf of Borrower and delivered to Lender in respect of Borrower and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. To Borrower's knowledge, all financial data relating to the revenues of the Properties (including, without limitation, reports on theater ticket and other sales for the calculation of percentage rents under the Master Leases) prepared by the Master Tenants and delivered by Borrower to Lender (a) are true, complete and correct in all material respects, and (b) accurately represent the financial condition of the Properties as of the date of such reports. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as a megaplex movie theater, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or any Individual Property from that set forth in said financial statements. Borrower has no reason to believe or suspect that any financial data provided by or on behalf of any Master Tenant in respect of any of the Properties and delivered to Lender is not true, complete and correct in all material respects or does not accurately represent the financial condition of the related Individual Property as of the date thereof.

          4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

          4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

          4.1.14 Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

          4.1.15 Not a Foreign Person. Borrower is not a "foreign person" within the meaning ofss.1445(f)(3) of the Code.

          4.1.16 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

          4.1.17 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

          4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or, as applicable, Indemnitor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and neither Borrower nor, as applicable, Indemnitor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

          4.1.20 Insurance. Borrower has obtained and has delivered, to Lender certificates of insurance in form and substance satisfactory to Lender reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any insurance policy evidenced by such certificates and Borrower has not and, to the Borrower's best of knowledge no other Person, has done, by act or omission, anything which would impair the coverage of any such policy.

          4.1.21 Use of Property. Each Individual Property is used exclusively as a movie theater and for other appurtenant and related uses.

          4.1.22 Certificate of Occupancy; Licenses. All certificates of completion and occupancy permits and, to the best knowledge of Borrower, all other certifications, permits, licenses and approvals, including, without limitation, any applicable liquor license required for the legal use, occupancy and operation of each Individual Property as a megaplex movie theater and all appurtenant and related uses (collectively, the "Licenses"), have been obtained and are in full force and effect, Borrower shall keep and maintain, or cause the related Master Tenant to keep and maintain, all Licenses necessary for the operation of each Individual Property as a megaplex movie theater and all appurtenant and related uses. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

          4.1.23 Flood Zone. None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards; provided that, if any Improvement is so located, the flood insurance required pursuant to Section 6.l(a)(i) is in full force and effect with respect to each such Individual Property.

          4.1.24 Physical Condition. Except as otherwise disclosed in the Physical Conditions Reports, to the best knowledge of Borrower, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          4.1.25 Boundaries. All of the improvements which were included in determining the appraised value of each Individual Property pursuant to the related Approved Appraisal of such Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

          4.1.26 Leases. (a) The Properties are not subject to any Leases other than the Master Leases and any other Leases described on Schedule II attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein. No Master Tenant or other tenant listed on Schedule II has assigned its Lease or sublet all or any portion of the premises demised thereby, no Master Tenant or such other tenant holds its leased premises under assignment or sublease, nor does anyone except the related Master Tenant or such other tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part (other than AMC, with respect to its rights of first refusal and rights of first offer, the AMC Prohibition Purchase Options and the AMC Louisiana Options). No tenant under any Lease has any right or option for additional space in the Improvements. To the best knowledge of Borrower, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

          4.1.27 Survey. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.

          4.1.28 [Intentionally Omitted]

          4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

          4.1.30 Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that each of Borrower and any Special Purpose Equityholder is, shall be and shall continue to be a Special Purpose Entity.

          (b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

          (c) All of the factual assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any factual assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the factual assumptions made with respect to it in the Insolvency Opinion. Borrower will have complied and will comply with all of the factual assumptions made with respect to it in any Additional Insolvency Opinion. Each entity other than Borrower with respect to which a factual assumption has been made in the Insolvency Opinion or shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the factual assumptions made with respect to it in such opinion.

          4.1.31 Management of Properties. Each Individual Property is self-managed by Borrower in so far as each Individual Property is leased to a Master Tenant which is required to perform typical property management functions (other than collection of rents under such Master Leases) pursuant to the related Master Lease and no third party property manager has been retained with respect to any Individual Property.

          4.1.32 Ground Leases. (a) Borrower represents and warrants to Lender with respect to the Ground Leases as follows:

               (i) With respect to the Clearview Ground Lease:

                    (1) A true and complete copy of such Ground Lease has been delivered to Lender, and such Ground Lease or a memorandum thereof has been duly recorded;

                    (2) Such Ground Lease is in full force and effect and no default has occurred thereunder nor, to Borrower's knowledge, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms thereof;

                    (3) All rents, additional rents, percentage rents and all other charges due and payable under such Ground Lease have been fully paid;

                    (4) Such Ground Lease has an original term which extends not less than thirty (30) years beyond the latest Maturity Date hereunder, taking into account any extension options that are freely exercisable by the lessee under such Ground Lease, and all such extension options have either been previously exercised or are first exercisable not less than five (5) years after the latest Maturity Date hereunder;

                    (5) Such Ground Lease does not restrict the use of any portion of the applicable Individual Property by the lessee thereunder, its successors or its assigns in a manner that would cause a Material Adverse Effect;

                    (6) Such Ground Lease permits the interest of the lessee thereunder to be encumbered by leasehold mortgages and contains no restrictions on the identity of a leasehold mortgagee;

                    (7)  Such  Ground  Lease  may  not  be  amended,   modified,
          cancelled or terminated without the prior written consent of the leasehold mortgagee;

                    (8) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage (other than the fee interest of the lessor thereunder);

                    (9) There are no liens encumbering the fee interest of the lessor thereunder (other than the mortgage encumbering such fee interest which was disclosed to Lender in an estoppel letter delivered by the owner of such fee interest on or prior to the Closing Date);

                    (10) Such Ground Lease is assignable by the holder of a leasehold mortgage upon a foreclosure of such mortgage without the consent of the lessor thereunder; provided that such assignment is to an assignee that (a) has a net worth that is at least equal to that of Borrower's predecessor-in-interest, as tenant under the Ground Lease, at the time of the commencement of the Ground Lease, and (b) will use the applicable Individual Property as a theater complex;

                    (11) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee thereunder to the holder of a leasehold mortgage; and such Ground Lease further provides that no notice given thereunder is effective against such holder, unless a copy has been given to such holder in the manner described in such Ground Lease;

                    (12) The holder of a leasehold mortgage is permitted at least thirty (30) days in addition to the cure period of the lessee under such Ground Lease to cure any default thereunder, to the extent such default is curable, after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                    (13) In the event of the bankruptcy or insolvency of Borrower, as the lessee under such Ground Lease, the holder of a leasehold mortgage has the right, following termination of such existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor thereunder on the same terms as the existing Ground Lease, and all rights of the lessee under such Ground Lease may be exercised by or on behalf of such holder; and

                    (14) Subject to the Permitted Encumbrances, Borrower is the owner of the entire lessee's interest in and under such Ground Lease and has the right and authority thereunder to execute this Agreement, the related Mortgage and other related Loan Documents.

               (ii) With respect to the Hoffman Ground Lease:

                    (1) A true and complete copy of such Ground Lease has been delivered to Lender, and such Ground Lease or a memorandum thereof has been duly recorded;

                    (2) Such Ground Lease is in full force and effect and no default has occurred thereunder nor, to Borrower's knowledge, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms thereof;

                    (3) All rents, additional rents, percentage rents and all other charges due and payable under such Ground Lease have been fully paid;

                    (4) Such Ground Lease has an original term which extends not less than thirty (30) years beyond the latest Maturity Date hereunder, taking into account any extension options that are freely exercisable by the lessee under such Ground Lease, and all such extension options have either been previously exercised or are first exercisable not less than five (5) years after the latest Maturity Date hereunder;

                    (5) Such Ground Lease does not restrict the use of any portion of the applicable Individual Property by the lessee thereunder, its successors or its assigns in a manner that would cause a Material Adverse Effect;

                    (6) Such Ground Lease permits the interest of the lessee thereunder to be encumbered by leasehold mortgages and contains no restrictions on the identity of a leasehold mortgagee;

                    (7)  Such  Ground  Lease  may  not  be  amended,   modified,
          cancelled or terminated without the prior written consent of the leasehold mortgagee;

                    (8) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage (other than the fee interest of the lessor thereunder);

                    (9) There are no liens encumbering the fee interest of the lessor thereunder;

                    (10) Such Ground Lease is assignable by the holder of a leasehold mortgage upon a foreclosure of such mortgage (a) prior to June 2006, with the consent of the lessor thereunder, and (b) thereafter, without the consent of such lessor;

                    (11) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee thereunder to a holder of a leasehold mortgage; and such Ground Lease further provides that no notice given thereunder is effective against such holder, unless a copy has been given to such holder in the manner described in such Ground Lease;

                    (12) A holder of a leasehold mortgage is permitted at least thirty (30) days in addition to the cure period of the lessee under such Ground Lease to cure any default thereunder, to the extent such default is curable, after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease (and, where necessary, is permitted the opportunity to gain possession of the interest of such lessee under such Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently);

                    (13) In the case of a default under such Ground Lease which is not curable by the holder of a leasehold mortgage, such holder has the right, following termination of such existing Ground Lease to enter into a new ground lease with the lessor thereunder on the same terms as the existing Ground Lease, and all rights of the lessee under such Ground Lease may be exercised by or on behalf of such holder; provided that, in the case of a termination of such Ground Lease as a result of a default not curable by such holder, such holder shall (a) timely notify lessor of such holder's desire to enter into a new ground lease; (b) timely pay all delinquent rents and other sums due and payable under the existing Ground Lease; and (iii) timely commence and proceed with diligence to cure all other curable defaults of such lessee thereunder; and

                    (14) Subject to the Permitted Encumbrances, Borrower is the owner of the entire lessee's interest in and under such Ground Lease and has the right and authority thereunder to execute this Agreement, the related Mortgage and other related Loan Documents.

          (b) Borrower covenants and agrees with Landlord with respect to the Ground Leases as follows:

               (i) Borrower shall, at its sole cost and expense, promptly and timely perform and observe, or cause the related Master Tenant to promptly and timely perform and observe, all the material terms, covenants and conditions required to be performed and observed by Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under such Ground Lease).

               (ii) If Borrower shall violate any of the covenants specified in any Ground Lease, then Borrower grants Lender the right (but not the obligation) to cause the resulting default or defaults under such Ground Lease to be remedied and otherwise to exercise any and all rights of Borrower under each Ground Lease, as may be necessary to prevent or cure any default, provided such actions are necessary to protect Lender's interest under this instrument, and Lender shall have the right subject to the terms of the Ground Lease to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

               (iii) The actions or payments of Lender to cure any default by Borrower under any Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Borrower under any Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in the Note from the date such sum is expended to and including the date the reimbursement payment is made to the Lender. All such indebtedness shall be deemed to be secured by the related Mortgage.

               (iv) Borrower shall notify Lender promptly in writing after Borrower receives notice of the occurrence of any material default by the lessor under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by the lessor under any Ground Lease, and the receipt by Borrower of any notice (written or otherwise) from the lessor under any Ground Lease noting or claiming the occurrence of any default by Borrower under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower under any Ground Lease. Borrower shall promptly deliver to Lender a true and complete copy of any such written notice of default.

               (v) Borrower shall deliver to each ground lessor under each Ground Lease written notice of the identity of Lender and each assignee of Lender of which Borrower is aware.

               (vi) In the event proceeds of a Casualty or Condemnation with respect to any of the Properties are required to be deposited into an account pursuant to the relevant Ground Lease, Borrower shall, to the extent Borrower has such right under such Ground Lease, cause such amounts to be deposited into an Eligible Account, and any amounts released therefrom to Borrower shall be deposited into the Loss Proceeds Account in accordance herewith.

               (vii) Within thirty (30) days after written demand by Lender, Borrower shall use reasonable efforts (other than payments to the lessor) to obtain from the lessor under any Ground Lease and furnish to Lender the estoppel certificate of such lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any.

               (viii) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to any Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower under or with respect to the Ground Leases, including, without limitation, the right to effectuate any extension or renewal of any Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of any Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

               (ix) The generality of the provisions of this section relating to the Ground Leases shall not be limited by other provisions of this Agreement or the other Loan Documents setting forth particular obligations of Borrower that are also required of Borrower with respect to the Ground Leases or the related Ground Lease Properties.

               (x) Borrower shall not, without Lender's prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, any Ground Lease. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of any lessor's interest in any Ground Lease by Borrower or any affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender.

               (xi) Notwithstanding anything to the contrary contained in this Agreement with respect to the Ground Leases:

                    (1) The lien of the related Mortgage attaches to all of Borrower's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), including, without limitation, all of Borrower's rights, as debtor, to remain in possession of the related Ground Lease Property.

                    (2) Borrower shall not, without Lender's written consent, elect to treat any Ground Lease as terminated under subsection
          365(h)(l) of the Bankruptcy Code. Any such election made without Lender's prior written consent shall be void.

                    (3) As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower's claims and rights to the payment of damages arising from any rejection by the lessor under any Ground Lease under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of any Ground Lease as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section 4.1.32(b)(xii) and then in accordance with the other applicable provisions of this Agreement.

                    (4) If, pursuant to subsection 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in any Ground Lease, the amount of any damages caused by the nonperformance by the lessor of any of its obligations thereunder after the rejection by lessor of any Ground Lease under the Bankruptcy Code, then Borrower shall not effect any offset of the amounts so objected to by Lender. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this subsection, the Borrower may proceed to offset the amounts set forth in Borrower's notice.

                    (5) If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor of all or any part of the leasehold property in connection with any case under the Bankruptcy Code, the Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys' fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the lien of the related Mortgage.

                    (6) Borrower shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against any lessor under a Ground Lease of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

               (xii) In addition to those events otherwise set forth in this Agreement, the occurrence of any of the following events shall, at Lender's option, constitute an Event of Default, as such term is defined in Section 8.1 hereof and, upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies available to it under Section 8.2 hereof:

                    (1) A breach or default by Borrower under any condition or obligation contained in any Ground Lease that is not cured within any applicable cure period provided therein;

                    (2) The occurrence of any event or condition that gives the lessor under any Ground Lease a right to terminate or cancel such Ground Lease; or

                    (3) Borrower's failure to permit Lender and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning Borrower's performance and observance of the terms, covenants and conditions of any Ground Lease.

               (xiii) Borrower shall not, without Lender's written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease at least six (6) months prior to the date of termination of any such option or right, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the lien of this instrument on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise any such option or right as aforesaid, Lender may exercise the option or right as Borrower's agent and attorney-in-fact as provided above in Lender's own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

               (xiv) Upon the request of Lender, Borrower shall deposit with Lender a copy of each fully executed Ground Lease certified by Borrower as true and correct, as further security to Lender, until all of the obligations are fully paid and performed.

               (xv) Borrower shall not waive, excuse, condone or in any way release or discharge the lessor under any Ground Lease of or from such lessor's material obligations, covenant and/or conditions under such Ground Lease without the prior written consent of Lender.

          (c) To the best of Borrower's knowledge, as of the Closing Date, there has been no event which would materially alter information contained in those ground lessor estoppels delivered by Borrower to Lender with respect to the Ground Leases prior to the date hereof.

          4.1.32 Illegal Activity. No portion of any Individual Property has been or will be purchased by Borrower or any of its Affiliates with proceeds of any illegal activity.

          4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and to the best of knowledge of Borrower, submitted on behalf of Borrower to Lender, including, but not limited to, all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially adversely affects or might materially adversely affect the use, operation or value of any Individual Property or the business operations or the financial condition of Borrower or Indemnitor unless such change has been fully disclosed in writing to Lender. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading. For the purposes of the representations and warranties contained in this Section 4.1.34, any information in the Offering Materials shall be deemed to be disclosed to Lender.

          4.1.34 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          4.1.35 Inventory. Borrower is the owner of all of the equipment and assets at the Properties or used in connection with the Properties, other than those owned by the Master Tenant and Borrower shall not lease any equipment or assets other than as permitted hereunder.

          4.1.36 Payment of Taxes. To Borrower's knowledge, Borrower (or an entity required to file tax returns with respect to Borrower) has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including interest and penalties), except where any failures to do so would not in the aggregate result in a Material Adverse Effect. Borrower (or an entity required to file tax returns with respect to Borrower) has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve any Liens in favor of Lender, except for taxes which are not yet delinquent.

          4.1.37 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in this Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

          4.1.38 Condominium. Each of the statements listed on Schedule 4 to the Estoppel Indemnity Agreement is true and correct with respect to each of the Condominium Documents.

          4.1.39 REAs. Each of the statements listed on Schedule 2 to the Estoppel Indemnity Agreement is true and correct with respect to each of the REAs.

          4.1.40 JMA Ground Lease; Clearview SNDA. Each of the statements listed on Schedule 6 to the Estoppel Indemnity Agreement is true and correct with respect to the JMA Ground Lease, the JMA Ground Lease Estoppel Agreement and the Clearview SNDA.

          V. BORROWER COVENANTS

          Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

          5.1.1 Existence; Compliance with Legal Requirements; Insurance. Each of Borrower and Indemnitor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and, with respect to Borrower, the Properties. There shall never be committed by Borrower and, if known to Borrower, Borrower shall not suffer or permit to be committed by any other Person in occupancy of or involved with the operation or use of the Properties, any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall, or shall cause the Master Tenants to, keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall, or shall cause the applicable Master Tenant to, keep each Individual Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and Borrower shall, or shall cause the applicable Master Tenant to, maintain liability and such other insurance, as is more fully provided in this Agreement (including in Article VI hereof). After prior written notice to Lender, Borrower or the applicable Master Tenant, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, the applicable Master Tenant or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) promptly upon final determination thereof, Borrower shall, or shall cause the applicable Master Tenant to, comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vii) Borrower shall furnish, or shall cause the applicable Master Tenant to furnish security satisfactory to Lender in the amount of one hundred and twenty-five percent (125%) of the dollar amount necessary to ensure compliance with such Legal Requirement and to pay all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

          5.1.2 Taxes and Other Charges. (a) Borrower (or an entity required to file tax returns with respect to Borrower) shall, or Borrower shall cause the applicable Master Tenant to, pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against Borrower (or any such entity required to file tax returns with respect to Borrower), its income and its assets or any part thereof as the same become due and payable; provided, however, any obligation of Borrower (or any such entity required to file tax returns with respect to Borrower) to directly pay, or cause the applicable Master Tenant to directly pay, Taxes with respect to an Individual Property shall be suspended for so long as such Taxes are paid from the Tax and Insurance Escrow Account and Borrower complies with the terms and provisions of Section 7.1 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.1 hereof). Borrower (or, if applicable, an entity required to file tax returns with respect to Borrower) shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay, or cause the applicable Master Tenant to pay, for all utility services provided to the Properties. After prior written notice to Lender, Borrower (or an entity required to file tax returns with respect to Borrower) or the applicable Master Tenant, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower (or any such entity required to file tax returns with respect to Borrower) is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower (or any such entity required to file tax returns with respect to Borrower) or the applicable Master Tenant shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and
(vii) Borrower shall furnish, or shall cause the applicable Master Tenant to furnish, security satisfactory to Lender in the amount of one hundred and twenty-five percent (125%) of the dollar amount of such Taxes or Other Charges, to insure the payment thereof, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

          (b) Borrower (or an entity required to file tax returns with respect to Borrower) shall file all federal, state and local tax returns and other reports that it is required by law to file.

          (c) In the event of the enactment after this date of any law or regulation applicable to Lender, any Note, any Individual Property or any Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any portion of the taxes or assessments or charges or liens herein required to be paid by Borrower (or any entity required to file tax returns with respect to Borrower), or changing in any way the laws or regulations relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect any Mortgage, the Debt or Lender (but specifically excluding the enactment of any law or regulation relating to taxes imposed on the overall net income of the Lender), then Borrower (or any such entity required to file tax returns with respect to Borrower), upon demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender for any amounts paid by Lender; provided that if in the opinion of Lender's counsel it would, or there is a substantial likelihood that it would, be unlawful to require the Borrower (or any such entity required to file tax returns with respect to Borrower) to make such payment or the making of such payment would, or there is a substantial likelihood that it would, result in the imposition of interest beyond the maximum amount permitted by applicable law, Lender may elect to declare all of the Debt to be due and payable ninety (90) days from the giving of written notice by Lender to Borrower (without prepayment premium or fee or premium).

          5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's or Indemnitor's condition (financial or otherwise) or business or any Individual Property.

          5.1.4 Access to Properties. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice and subject to the rights of tenants under the Leases.

          5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's or Indemnitor's condition, financial or otherwise, or of the occurrence of any Escrow Period or Default of which Borrower has knowledge.

          5.1.6 Cooperate In Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

          5.1.8  Insurance  Benefits.  Subject  to the terms and  provisions  of
Section 6.4(e), Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

          5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

          (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

          (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

          (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          5.1.10 Supplemental Mortgage Amendments. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to such Individual Property (as set forth as the Allocated Loan Amount on Schedule V annexed hereto) to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property, and Borrower shall, on demand, pay any additional taxes.

          5.1.11 Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with Borrower's operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

          (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss and cash flows for Borrower and a balance sheet for Borrower. In addition, (x) Borrower will furnish Lender with statements of profits and loss and cash flows for the Properties to the extent Borrower is required pursuant to the Master Leases to receive, and actually receives, such information from the Master Tenants, and
(y) Borrower will use reasonable efforts to furnish Lender with such other information as Lender shall reasonably request. Such statements shall set forth, to the extent Borrower is required pursuant to the Master Leases to receive (and actually receives) such information, the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow After Debt Service, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) the actual income and expenses for the prior Fiscal Year, (ii) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (iii) a statement of the annual sales of each tenant under the Leases (to the extent provided by such tenant), (iv) a certificate executed by the chief financial officer or by any other executive officer of Borrower stating that, except with respect to financial statements or other financial information received from the Master Tenants (A) each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon, and (B) such financial statements have been prepared in accordance with GAAP, and (v) an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Escrow Period under the Loan Documents, and if such Default or Escrow Period exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

          (c) Borrower will furnish to Lender quarterly, within forty-five (45) days following the end of each Fiscal Quarter of Borrower, a complete copy of Borrower's unaudited quarterly financial statements in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Quarter and containing statements of profit and loss and cash flows for Borrower and a balance sheet for Borrower. In addition, (x) Borrower will furnish Lender with statements of profits and loss and cash flows for the Properties to the extent Borrower is required pursuant to the Master Leases to receive, and actually receives, such information from the Master Tenants, and (y) Borrower will use reasonable efforts to furnish Lender with such other information as Lender shall reasonably request. Such statements shall set forth, to the extent Borrower is required pursuant to the Master Leases to receive (and actually receives) such information, the financial condition and the results of operations for the Properties for such Fiscal Quarter, and shall include, but not be limited to, amounts representing quarterly Net Cash Flow After Debt Service, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's quarterly financial statements shall be accompanied by (i) the actual income and expenses for the prior Fiscal Quarter, and (ii) a certificate executed by the chief financial officer or by any other executive officer of Borrower stating that, except with respect to financial statements or other financial information received from the Master Tenants (A) each such quarterly financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon, and (B) such financial statements have been prepared in accordance with GAAP. Together with Borrower's quarterly financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Escrow Period under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Escrow Period exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

          (d) During the continuance of any Escrow Period, Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by a certificate of the chief financial officer or by any other executive officer of Borrower stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and, to the extent Borrower receives such information from the Master Tenants during such month (or has previously received such information from the Master Tenants and has not theretofore delivered such information to Lender), the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent collection report; and (ii) a calculation reflecting the annual Debt Service Coverage Ratio and Net Operating Income for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto. In addition, such certificate shall also be accompanied by a certificate of the chief financial officer or of any other executive officer of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1.30 are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

          (e) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval (each such Annual Budget, an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply, provided that such Approved Annual Budget shall be adjusted to reflect actual increases in any real estate taxes, insurance premiums and utilities expenses which are not the obligations of a Master Tenant pursuant to the terms and provisions of the related Master Lease.

          (f) In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then (i) if such Extraordinary Expense is not a Non-Discretionary Item, prior to incurring such expense, Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, and (ii) if such Extraordinary
Expense is a Non-Discretionary Item, Borrower shall deliver to Lender a reasonably detailed explanation of such Extraordinary Expense as promptly as practicable after incurring such expense.

          (g) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as shall be reasonably requested by the Lender (to the extent any such information regarding the operation of any Individual Property by a Master Tenant is available to Borrower).

          (h) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

          5.1.12 Business and Operations. Borrower will continue to engage only in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

          5.1.13 Title to the Properties. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

          5.1.14 Costs of Enforcement. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

          5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of each of the Components comprising the Note, (ii) the unpaid principal amount of each of the Components comprising the Note, (iii) the Applicable Interest Rate of each of the Components comprising the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

          (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year unless otherwise required in connection with a Securitization.

          5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5.

          5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

          5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental
Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Indemnitor as of the date of the Securitization.

          5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

          5.1.20 Leasing Matters. Any Leases with respect to an Individual Property written after the date hereof shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases (unless the terms of such renewals are already provided for in the Lease), all amendments, modifications and changes to Leases, and all proposed Leases (a) shall provide for rental rates comparable to existing local market rates, (b) shall be on commercially reasonable terms and (c) shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All renewals of Leases and all Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender of any rights by a tenant of any Leases shall be permitted without the prior written consent of Lender; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, amend, modify or change the terms of any Lease without the prior written consent of Lender; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a Lease of all or substantially all of any Individual Property without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

          5.1.21 Alterations. Borrower shall obtain Lender's prior written consent to any Material Alteration. If the total unpaid amounts due and payable with respect to Alterations to the Improvements at the Properties shall at any time exceed the lesser of (i) five percent (5%) of the Loan Amount and (ii) the cost of any tenant improvement work or Alterations requiring the consent of the landlord pursuant to the terms and provisions of the applicable Master Lease (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a long-term unsecured debt rating of not less than Aa2 (or the equivalent) from each of the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to Alterations to the Improvements on the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such Alterations.

          5.1.22 Property Management. In the event that Lender determines that any Individual Property is not being managed in accordance with generally accepted management practices for properties similar to such Individual Property, Lender may deliver written notice thereof to Borrower, which notice shall specify with particularity the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower within thirty
(30) days from receipt of such notice or that Borrower has failed to diligently undertake correcting such conditions within such thirty (30) day period, Borrower shall, at Lender's direction, engage a professional third party property manager reasonably acceptable to Lender to manage such Individual Property pursuant to a property management agreement reasonably acceptable to Lender, which property management agreement shall require such manager to manage such Individual Property subject to the rights of the applicable Master Tenant under the related Master Lease. Borrower and such manager shall execute an agreement acceptable to Lender conditionally assigning Borrower's interest in such management agreement to Lender and subordinating manager's right to receive fees and expenses under such agreement while the Debt remains outstanding.

          5.1.23 AMC Purchase Options. (a) If a "Prohibition" (as defined in each AMC Prohibition Master Lease) shall occur at any AMC Prohibition Property, and if, in connection therewith, AMC shall send Borrower notice of its intention to exercise its AMC Prohibition Purchase Option with respect to such Individual Property, Borrower shall timely exercise its right under the applicable Master Lease to negate the exercise of such purchase option by sending AMC a "Landlord's Negation Notice" (as defined in such Master Lease) in the manner described in such Master Lease; provided that Borrower may choose to accept the exercise of such purchase option if, prior to the transfer of the applicable Individual Property to AMC, Borrower shall have voluntary defeased a portion of the Loan in accordance with the terms of Section 2.4.1 above in an amount sufficient to obtain the release of such Individual Property from the Lien of the Mortgage thereon in accordance with the terms of Section 2.5.2 above.

          (b) If AMC shall send to Borrower notice of its intention to exercise its AMC Louisiana Option with respect to either of the AMC Louisiana Option Properties, Borrower shall promptly send written notice thereof to Lender and shall take all steps necessary to, and, immediately prior to the sale of the applicable Individual Property by the Borrower pursuant to such AMC Louisiana Option, shall, voluntary defease a portion of the Loan in accordance with the terms of Section 2.4.1 above in an amount sufficient to obtain the release of the applicable Individual Property from the Lien of the Mortgage thereon in accordance with the terms of Section 2.5.2 above.

          5.1.24 Clearview Covenants. (a) In the event that the JMA Ground Lease is terminated or rejected in connection with either (x) a default under the JMA Ground Lease by Richards Clearview, or (y) a bankruptcy or similar event with respect to Richards Clearview, then Borrower shall either:

                    (i) within the time period required pursuant to Section VI of the JMA Ground Lease Estoppel following such termination or rejection (the "JMA Exercise Period"), take any and all steps necessary to permit Borrower to exercise, and exercise, Borrower's right under such Section VI to enter into a new ground lease with JMA for the balance of the then remaining term under the JMA Ground Lease, which new ground lease shall contain the same rental rates and the same covenants as were contained in the JMA Ground Lease immediately prior to its termination or rejection; or

                    (ii) within the JMA Exercise Period, deliver notice to Lender of Borrower's intention to voluntarily defease a portion of the Loan in accordance with the terms of Section 2.4.1 above in an amount sufficient to obtain the release of the Individual Property located in Metairie, Louisiana from the Lien of the Mortgage thereon in accordance with the terms of Section 2.5.2 above, and, within sixty
          (60) days following the conclusion of the JMA Exercise Period, so defease such portion of the Loan.

          (b) Within thirty (30) days of the date hereof, Borrower shall send notice to the mortgagee under the Clearview Fee Mortgages, informing such mortgagee that Borrower has obtained financing from Lender, and that, until the Maturity Date, Lender shall be deemed a "Leasehold Mortgagee" for all purposes under the Clearview SNDA. For so long as the Clearview Fee Mortgages shall burden the Individual Property located in Metairie, Louisiana, Borrower shall neither consent to nor permit the Clearview SNDA to be amended, modified, cancelled or terminated, nor shall Borrower waive any material rights under the Clearview SNDA. In addition, in the event of (i) the occurrence of a foreclosure under either of the Clearview Fee Mortgages (or any deed or dation en paiement in lieu thereof), or (ii) for so long as the Clearview Fee Mortgages shall burden the applicable Individual Property, the amendment, modification, cancellation, termination or rejection of the Clearview SNDA, Borrower shall either:

                    (A) with respect only to clause (i) above, timely take any and all steps necessary pursuant to the Clearview SNDA (including, without limitation, attorning to any "Acquiring Party" (as defined therein) in the manner provided for pursuant to Section 2 thereof) to ensure that neither the Clearview Ground Lease nor the interest of Borrower (or any successor or assign of Borrower) thereunder is, at any time, disturbed in any way as a result of the applicable foreclosure (or any deed or dation en paiement in lieu thereof); or

                    (B) with respect to clauses (i) and (ii) above, within thirty (30) days following the applicable foreclosure (or any deed or dation en paiement in lieu thereof), amendment, modification, cancellation, termination or rejection, Borrower shall deliver notice to Lender of Borrower's intention to voluntarily defease a portion of the Loan in accordance with the terms of Section 2.4.1 above in an amount sufficient to obtain the release of the Individual Property located in Metairie, Louisiana from the Lien of the Mortgage thereon in accordance with the terms of Section 2.5.2 above, and, within sixty
          (60) days following delivery of such notice, Borrower shall so defease such portion of the Loan.

          5.1.25 Ground Lease, JMA Ground Lease Estoppel, Condominium and REA Covenants.

                    (a) The Borrower covenants and agrees as follows:

                    (i) The Borrower shall comply with all material terms, conditions and covenants of the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and each REA;

                    (ii) The Borrower shall promptly deliver to Lender a true and complete copy of each and every notice of default received by the Borrower with respect to any obligation of Borrower under the provisions of the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and each REA;

                    (iii) The Borrower shall deliver to Lender copies of any written notices of default or event of default relating to the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and each REA served by the Borrower;

                    (iv) after the occurrence of an Event of Default, so long as the Loan is outstanding, the Borrower shall not cast its vote(s) in the Association and shall not grant or withhold any consent, approval or waiver under the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and any REA, in each case, without the prior written consent of Lender;

                  (v) The Borrower shall not consent to the termination, amendment or modification of the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents or any REA, without the prior written consent of Lender; and

                    (vi) Borrower shall deliver to the counterparties to the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and each REA, written notice of the identity of Lender and each assignee of Lender of which the Borrower is aware.

          (b) Except to the extent such  amounts are paid by Lender  pursuant to
Section 7.3 hereof, Borrower shall pay, or cause to be paid, all rents, fees, assessments and charges assessed pursuant to the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and each REA against the Borrower or the applicable Individual Properties as and when the same become due and payable. Upon request of Lender, the Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all such rents, fees, assessments, charges and other amounts assessed pursuant to the Ground Lease, the JMA Ground Lease Estoppel, the Condominium Documents and each REA against the Borrower or the applicable Individual Properties, which are then due and payable, have been paid by the Borrower.

          Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that the following will be complied with:

          5.2.1 Operation of Property. Borrower shall not, without the prior consent of Lender (or unless required by Section 5.1.22) retain a third party manager with respect to any Individual Property or enter into any management agreement with respect to any Individual Property.

          5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except for Permitted Encumbrances. After prior written notice to Lender, Borrower or the applicable Master Tenant, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Lien of the type described in clause (d) of the definition of Permitted Encumbrance, provided that (i) no Event of Default has occurred and remains uncured; (ii) such contest is permitted under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) promptly upon final determination thereof Borrower shall, or shall cause the applicable Master Tenant to, pay all amounts or take any other action required to remove such Lien; (vi) such proceeding shall suspend the enforcement of such contested Lien; (vii) Borrower shall furnish, or shall cause the applicable Master Tenant to furnish, security satisfactory to Lender in the amount of one hundred and twenty-five percent (125%) of the dollar amount of such Lien, to ensure the removal of such Lien, together with the payment of any interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause the removal of such Lien at any time when, in the reasonable judgment of Lender, the validity of such Lien is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

          5.2.3 Dissolution. Borrower shall not (a) engage in any termination, dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (d) modify, amend, waive or terminate its organizational documents (including, without limitation, Paragraph 4 of its certificate of incorporation) or its qualification and good standing in any jurisdiction, in each case, without obtaining the prior written consent of Lender or Lender's designee. No Special Purpose Equityholder shall (x) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such Special Purpose Equityholder would be dissolved, wound up or liquidated in whole or in part, or (y) amend, modify, waive or terminate the certificate of incorporation or bylaws of such Special Purpose Equityholder, in each case, without obtaining the prior written consent of Lender or Lender's designee.

          5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

          5.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners or members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

          5.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

          5.2.8 Assets. Borrower shall not purchase or own any property other than the Properties.

          5.2.9  Debt.   Borrower   shall  not  create,   incur  or  assume  any
Indebtedness other than Permitted Debt.


          5.2.10 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

          5.2.11 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

          5.2.12 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

               (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

               (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

               (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or
(e).

          5.2.13 Transfers. Borrower shall not Transfer the Properties, any part thereof or any interest therein other than in compliance with Section 2.7.

          5.2.14 Change of Control. No Change of Control shall occur. In addition, no party which does not own, as of the Closing Date, 49% of the direct or indirect equity interests in Borrower (or if applicable, any Single-Purpose Equityholder) shall hereafter obtain more than 49% of the direct or indirect equity interests in Borrower (or, if applicable, any Single-Purpose Equityholder), even if not constituting a Change of Control, unless Borrower shall deliver to Lender with respect to such new equityholder an Additional Insolvency Opinion satisfactory to (A) prior to the occurrence of any Securitization of the Loan, Lender (Lender's approval of any such Additional Insolvency Opinion which is substantially in the form of the Insolvency Opinion not to be unreasonably withheld), and (B) at any time following any Securitization of the Loan, each of the Rating Agencies; provided that the provisions of this sentence shall not apply to transfers of direct or indirect interests in a Qualified Equityholder.

          5.2.15 Special Purpose Entity. Neither Borrower nor any Special Purpose Equityholder shall cease to be a Special Purpose Entity.

          5.2.16 Cross-Defaulted Master Leases. Following the occurrence of a default or event of default under any Master Lease (such a Master Lease, a "Triggered Master Lease") that is caused solely by the occurrence of a default or event of default under any other lease (including any other Master Lease), sublease, subsublease, letting, license, concession or other occupancy agreement between the Tenant under such Triggered Master Lease (or any Affiliate of such Tenant) and Borrower (or any Affiliate of Borrower), then Borrower shall not be permitted to exercise any remedy in connection with the default or event of default under such Triggered Master Lease without first obtaining Lender's prior written consent.

VI.      INSURANCE; CASUALTY; CONDEMNATION

          Section 6.1 Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

               (i) insurance  against loss or damage by standard perils included within the classification "All Risks Special Form Cause of Loss" (including coverage for damage caused by windstorm and hail). Such insurance shall (A) be in an aggregate amount equal to the full replacement cost of the Property and fixtures (without deduction for physical depreciation), which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (B) have deductibles acceptable to Lender (but in any event not in excess of Ten Thousand and No/100 Dollars ($10,000)); (C) be paid annually in advance; (D) contain a "Replacement Cost Endorsement" and an "Agreed Upon Amount Endorsement" with a waiver of depreciation; (E) include an ordinance or law coverage endorsement containing Coverage A: "Loss Due to Operation of Law" (with a minimum liability equal to replacement cost), Coverage B: "Demolition Cost" and Coverage C:
"Increased Cost of Construction" coverages; (F) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof. In addition, Borrower shall obtain or cause to be obtained: (x) if any portion of the Improvements is currently or at any time in the future located in an area that is federally designated as being located in a "100 year flood plain" or as having special flood hazards (including Zones A, B, C, V and X and Shaded X areas), flood hazard insurance (A) in an amount equal to the lesser of (I) the Loan Amount or
(II) the maximum amount of such insurance available or such greater amount as Lender shall require, and (B) having deductibles not in excess of Ten Thousand and No/100 Dollars ($10,000); and (y) if required by Lender with respect to any Individual Property, earthquake insurance (A) in an amount equal to two times the probable maximum loss of the Property, as indicated in the Physical Conditions Report, (B) having deductibles reasonably approved by Lender and with respect to which Lender shall have received written confirmation from each of the Rating Agencies that such deductibles will not, in and of themselves, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization (and, in any event, having deductibles not in excess of 5% of the full replacement cost of any of the applicable Individual Properties), and (C) if any of the applicable Individual Properties is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage.

               (ii) rental loss and/or business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an annual aggregate amount equal to all estimated gross revenues from the operation of the Properties as of the date hereof (or such greater amount as determined pursuant to the following sentence); (D) covering business interruption for a period of at least eighteen (18) months commencing on the date of any Casualty or Condemnation, and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs (as reasonably determined by the applicable insurer). The amount of such rental loss and/or business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

               (iii) at all times during which construction, repairs or alterations are being made with respect to the Improvements, "All Risk" builders insurance or "Course of Construction" insurance in non-reporting form, covering any improvements under construction, being repaired or otherwise being altered, and in an amount equal to not less than the full insurable value of the applicable Individual Property against such risks (including fire and extended coverage and collapse of Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

               (iv) insurance against loss or damage from (A) leakage from sprinkler systems and (B) explosions of steam boilers, high pressure piping, machinery and equipment (if such systems are in operation at the Properties), air conditioning equipment and similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as shall be reasonably required by Lender;

               (v) commercial general liability insurance, including broad form coverage of personal injury (including death resulting therefrom), bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million Dollars ($2,000,000) in the aggregate and One Million Dollars ($1,000,000) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate;  and (C) to cover at least the following  hazards:  (1) premises and operations;  (2) products and  completed  operations  on an "if any" basis;  (3)
independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in
Article 9 of the Mortgages to the extent the same is available;

               (vi) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars ($1,000,000);

               (vii) worker's compensation and employee's liability insurance for all Persons employed by the Borrower at the Properties subject to the worker's compensation laws of the applicable state and employer's liability coverage of at least One Million Dollars ($1,000,000);

               (viii) excess and/or umbrella liability insurance in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence for all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys' fees and disbursement, on terms consistent with the commercial general liability insurance policy required under subsection (ii) above including supplemental coverage for workers' compensation and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

               (ix) coverage to fully compensate for the cost of demolition and the increased cost of construction, renovation or alteration for the Properties;

               (x) coverage for terrorism (either as part of Borrower's "All Risks" policy or as a separate policy), providing casualty, business interruption and liability coverage in an amount no less than the Terrorism Coverage Amount, if and to the extent that such coverage is available for an annual premium that is less than or equal to the Terrorism Premium Threshold (such annual premium to be computed after taking into account the effect of any subsidies or credits that may be provided to Borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any Governmental Authority). If such coverage is not available for an annual premium that is less than or equal to the Terrorism Premium Threshold, then Borrower shall obtain terrorism coverage (at a premium, computed as set forth in the previous sentence, that does not exceed the Terrorism Premium Threshold) from such insurers, and with such coverage, as shall be acceptable to Lender in its reasonable discretion; and

               (xi) upon sixty (60) days' written notice, such other reasonable insurance, such as sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Properties located in or around the regions in which the Properties are located.

               (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and (1) having a claims-paying ability of (x) at least Aa1 (or its equivalent) or (y) in the case of the earthquake insurance described in Section 6.1(a)(i) above, at least A2 (or its equivalent), in each case, by each of the Rating Agencies rating the Securities or (2) as otherwise acceptable to each such Rating Agency as evidenced by written confirmation that such Policies will not, in and of themselves, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with a Securitization. The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall cause certificates of insurance evidencing the Policies in form and substance reasonably satisfactory to Lender accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), to be delivered by Borrower to Lender.

               (c) With respect to any blanket insurance Policy, Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Properties are separately allocated under such Policy to the Properties and that
(i) payment of such allocated amount shall maintain the effectiveness of such Policy as to the Properties notwithstanding the failure of payment of any other portion of premiums, and (ii) overall insurance limits will under no circumstance limit the amount that will be paid in respect of the Properties; provided that any such blanket policy shall contain an amendment setting forth that (A) the aggregate limit under such policy shall apply separately to each property covered thereunder, and (B) unless otherwise agreed to by Lender, the limit of such policy shall be a "true blanket limit" and not limited by a schedule of values for the properties covered thereby.

               (d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(vii), shall name Borrower, or the applicable Master Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, rental loss and/or business income, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender as first mortgagee providing that the loss thereunder shall be payable to Lender.

               (e) All Policies provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that:

               (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Master Tenant or other tenant or occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

               (ii) neither Borrower nor Lender nor any other party shall be a co-insurer under the Policies;

               (iii) subrogation is waived against Lender;

               (iv) the Policy shall not be reduced, changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

               (v) the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

               (vi) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

          (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

          (g) Borrower shall pay the premiums for all Policies as the same become due and payable, and shall maintain all Policies throughout the term of the Loan without cost to Lender.

          (h) All Policies shall contain deductibles which, in addition to complying with any other requirements set forth in Section 6.1(a), are acceptable to Lender and are no larger than is customary for similar policies covering similar properties in the geographic markets in which the Properties are located (and in any event, no larger than $250,000).

          Section 6.2 Casualty.

          6.2.1 Subject to Section 6.4(e) hereof, if an Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender, and shall promptly commence and diligently prosecute, or cause the applicable Master Tenant to promptly commence and diligently prosecute, the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay, or shall cause the applicable Master Tenant to pay, all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower or the applicable Master Tenant.

          6.2.2 All insurance proceeds paid by the Policies (other than the rental loss and/or business income insurance policy, which shall be immediately deposited into the Lockbox Account) in connection with any Casualty shall be immediately deposited into the Loss Proceeds Account.

          Section 6.3 Condemnation.

          6.3.1 Subject to Section 6.4(e) hereof, Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, or shall cause Master Tenant to, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.

          6.3.2 Any Award received in connection with any Condemnation shall be immediately deposited into the Loss Proceeds Account.

          6.3.3 Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually deposited into the Loss Proceeds Account and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.

          6.3.4 If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute, or shall cause the applicable Master Tenant to promptly commence and diligently prosecute, the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

          Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

          (a) If the Net Proceeds shall be less than One Hundred Thousand and No/100 Dollars ($100,000) and the reasonably estimated cost of completing the Restoration shall be less than One Hundred Thousand and No/100 Dollars ($100,000), the Net Proceeds will be disbursed from the Loss Proceeds Account by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence, or cause the applicable Master Tenant to expeditiously commence and to satisfactorily complete with due diligence, the Restoration in accordance with the terms of this Agreement and the Master Lease.

          (b) If the Net Proceeds are equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000) or the cost of completing the Restoration is reasonably estimated to be equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000), Lender shall make the Net Proceeds available from the Loss Proceeds Account for the Restoration to the extent required under and in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (1) the net amount of all insurance proceeds paid by the Policies (other than the rental loss and/or business income insurance policy) as a result of a Casualty, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, incurred by Lender (or its Servicer) in collecting same ("Insurance Proceeds"), or (2) the net amount of any Award paid as a result of a Condemnation, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, incurred by Lender (or its Servicer) in collecting same ("Condemnation Proceeds"), whichever the case may be.

               (i) The Net Proceeds shall be made available by Lender to Borrower from the Loss Proceeds Account for Restoration provided that each of the following conditions are met:

                    (A)  no  Event  of  Default   shall  have  occurred  and  be
               continuing;

                    (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the gross rentable area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                    (C) The  Applicable  Master Lease shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case maybe;

                    (D) Borrower shall  commence,  or shall cause the applicable
               Master Tenant to commence, the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue, or shall cause the applicable Master Tenant to pursue, the same to satisfactory completion;

                    (E) Lender shall be satisfied  that any operating  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of
               (1) the Net Proceeds,  (2) the insurance  coverage referred to in
               Section 6.1(a)(ii), if applicable, or (3) by other funds of Borrower;

                    (F) Lender shall be satisfied that the  Restoration  will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.l(a)(ii);

                    (G) the  Individual  Property and the use thereof  after the
               Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                    (H) the Restoration  shall be done and completed by Borrower or the applicable Master Tenant in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

                    (I) such Casualty or Condemnation,  as applicable,  does not result in the loss of access to the Individual Property or the related Improvements;

                    (J) after giving effect to the  Restoration,  either (i) the
               Debt Service Coverage Ratio for the affected Individual Property shall be equal to or greater than the Debt Service Coverage Ratio for such Individual Property as of the Closing Date, or (ii) the fair market value for the affected Individual Property shall be equal to at least the fair market value of such Individual Property immediately prior to such Casualty or Condemnation;

                    (K) Borrower  shall  deliver,  or cause to be delivered,  to
               Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                    (L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower or the applicable Master Tenant in the Loss Proceeds Account are sufficient in Lender's discretion to cover the cost of the Restoration.

               (ii) The Net Proceeds shall be held by Lender in an Eligible Account (the "Loss Proceeds Account") and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall, subject to Section 6.4(b)(i), be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

               (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

               (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower or the applicable Master Tenant from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month or in the amount less than Ten Thousand Dollars ($10,000) (or a lesser amount if the total remaining Net Proceeds are less than Ten Thousand Dollars ($10,000), in which case only one disbursement of the remaining Net Proceeds shall be made).

               (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") into the Loss Proceeds Account before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited into the Loss Proceeds Account shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

               (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency contained in the Loss Proceeds Account after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be released from the Loss Proceeds Account by Lender into the Lockbox Account to be applied in accordance with the priorities set forth in the Cash Management Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration (including pursuant to Section 6.4(b)(i) above), or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) will be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

          (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

          (e) Notwithstanding anything to the contrary set forth in this Section 6.4, Lender and Borrower agree that, at all times while the applicable Master Lease is in full force and effect with respect to an Individual Property, if (i) neither the applicable Master Tenant nor Borrower shall elect to terminate the related Master Lease and (ii) the applicable Master Tenant shall elect to restore such Individual Property after the occurrence of a Casualty or Condemnation affecting such Individual Property pursuant to the terms and provisions of the related Master Lease, then (A) any related Net Proceeds shall be released by Lender from the Loss Proceeds Account to the Disbursing Agent to be held in an Eligible Account and shall be disbursed by the Disbursing Agent to the applicable Master Tenant for application to the Restoration of the related Individual Property in accordance with the terms and provisions of an escrow agreement among Borrower, the applicable Master Tenant and the Disbursing Agent, which escrow agreement (1) shall provide for the disbursement of the deposited Net Proceeds as the Restoration of the related Individual Property is completed in accordance with an Application and Certificate in the form of AIA Document G702 to be properly completed and executed by the applicable Master Tenant's contractor (or by the applicable Master Tenant if such Master Tenant acts as its own contractor) and architect and submitted to the Disbursing Agent in connection with each disbursement of any portion of the deposited Net Proceeds,
(2) shall provide for the disbursement of the portion of the deposited Net Proceeds that is the subject of any such completed and executed Application and Certificate within five (5) Business Days of Disbursing Agent's receipt thereof,
(3) shall provide for the release of the deposited Net Proceeds to the Loss Proceeds Account (to be applied in accordance with the terms and provisions of Sections 6.4(a) through (c)) if the applicable Master Tenant shall fail to complete the Restoration of the related Individual Property in accordance with the related Master Lease, (4) shall be in form and substance satisfactory to Lender and (5) shall provide that such escrow agreement may not be modified or amended without the prior written consent of Lender; and (B) the terms and provisions of this Section 6.4 shall be deemed to be satisfied so long as the applicable Master Tenant diligently pursues and completes the Restoration of such Individual Property in accordance with the terms and provisions of the related Master Lease. If Borrower shall elect to restore any Individual Property affected by a Casualty or Condemnation pursuant to the terms and provisions of the related Master Lease, Borrower's rights and obligations with respect to the related Restoration and Net Proceeds shall be as otherwise set forth in this
Section 6.4.

          VII. RESERVE ACCOUNTS

          Section 7.1 Tax and Insurance Escrow Account.

          7.1.1 Tax and Insurance Escrow Account. On each Payment Date, Borrower shall deposit into an Eligible Account established on or prior to the Closing Date (hereinafter called the "Tax and Insurance Escrow Account") the following amounts: (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Lender will apply amounts in the Tax and Insurance Escrow Account to payments of Taxes and Insurance Premiums required to be made by Borrower (or any entity required to file tax returns with respect to Borrower) pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment from the Tax and Insurance Escrow Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount in the Tax and Insurance Escrow Account shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Account. Any amount remaining in the Tax and Insurance
Escrow Account after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the amount in the Tax and Insurance Escrow Account is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

          7.1.2 Exemption from Tax and Insurance Escrow Requirements. Notwithstanding the terms and provisions of Section 7.1.1, Borrower shall not be required to contribute to the Tax and Insurance Escrow Account, except during the continuance of an Escrow Period. Upon the occurrence of an Escrow Period, Borrower shall begin to make monthly payments to the Tax and Insurance Escrow Account in accordance with the terms and provisions of Section 7.1.1 commencing on the next occurring Payment Date.

          Section 7.2 Replacements and Replacement Reserve.

          7.2.1 Replacement Reserve Account. On each Payment Date, Borrower shall deposit into an Eligible Account established on or prior to the Closing Date (hereinafter called the "Replacement Reserve Account") the Replacement Reserve Monthly Deposit. Lender may reassess the amount of the Replacement
Reserve Monthly Deposit from time to time, and may increase such amount upon thirty (30) days' notice to Borrower if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained therein and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5 hereof.

          7.2.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property.

          (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.2.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefore, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.2.2(e)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

          (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.2.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

          (d)  Borrower   shall  pay  all  invoices  in   connection   with  the
Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than Twenty-Five Thousand and NO/100 Dollars ($25,000) for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

          (e) If (i) the cost of a Replacement exceeds Twenty-Five Thousand and NO/100 Dollars ($25,000), (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

          (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Twenty-Five Thousand and NO/100 Dollars ($25,000.00).

          7.2.3  Performance of  Replacements.  (a) Borrower  shall,  subject to
Section 5.1.11(b), make, or cause the applicable Master Tenant to make, Replacements when required in order to keep each Individual Property in condition and repair consistent with megaplex movie theater properties in the same market segment in metropolitan areas comparable to the one in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

          (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

          (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply amounts in the Replacement Reserve Account toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

          (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.2.3(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Account, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

          (e) Nothing in this Section 7.2.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to amounts in the Replacement Reserve Account to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

          (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.2.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.2.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.2.3(f) or the completion of Replacements pursuant to this Section 7.2.3.

          (g) Lender may require an inspection of the applicable Individual Property at Borrower's expense prior to making a disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

          (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanics', materialmen's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

          (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanics' or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

          (j)  All   Replacements   shall  comply  with  all  applicable   Legal
Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

          (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

          7.2.4 Failure to Make Replacements. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.2 and such failure is not cured within (i) in the case of a Default that can be cured by the payment of money, ten (10) days after notice from Lender, or (ii) in the case of any other Default, thirty (30) days after notice from Lender (provided that, if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and if Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days). Upon the occurrence of such an Event of Default, Lender may use amounts in the Replacement Reserve Account for any purpose, including but not limited to completion of the Replacements as provided in
Section 7.2.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply amounts in the Replacement Reserve Account shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

          (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the amounts in the Replacement Reserve Account on account of an Event of Default to payment of the Debt or in any specific order or priority.

          7.2.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

          7.2.6 Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

          7.2.7 Exemption from Replacement Reserve Account Requirements. Notwithstanding the terms and provisions of Section 7.2.1 and Section 7.2.2, Borrower shall not be required to make the Replacement Reserve Monthly Deposit, except during the continuance of an Escrow Period. Upon the occurrence of an Escrow Period, Borrower shall begin to make the Replacement Reserve Monthly Deposit in accordance with the terms and provisions of Section 7.2.1 commencing on the next occurring Payment Date.

          Section 7.3 Ground Lease Reserve Account.

          7.3.1 Deposits to Ground Lease Fund. On each Payment Date, Borrower shall deposit into an Eligible Account established on or prior to the Closing Date (hereinafter called the "Ground Lease Reserve Account") one-twelfth of the rents (including both base and additional rents) and other charges that Lender estimates will be payable by Borrower as tenant under the Ground Leases (collectively, "Ground Rents") during the next ensuing twelve (12) months in order to accumulate in the Ground Lease Reserve Account sufficient funds to pay all such rents and other charges at least thirty (30) days prior to their respective due dates.

          7.3.2 Release of Ground Lease Funds. Lender shall have the right to apply amounts in the Ground Lease Reserve Account to payment of rents and other charges due under any Ground Lease. In making any payment relating to rents and other charges under any Ground Lease, Lender may do so according to any bill, statement or estimate procured from the lessor under such Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount in the Ground Lease Reserve Accounts shall exceed the amounts due for rents and other charges under the Ground Leases for the immediately succeeding twelve (12) months as determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Ground Lease Reserve Account. Any amounts in the Ground Lease Reserve Account remaining after the Debt has been paid in full shall be returned to Borrower.

          7.3.3 Exemption from Ground Lease Reserve Account Requirements. Notwithstanding the terms and provisions of Section 7.3.1 and Section 7.3.2, Borrower shall not be required to contribute to the Ground Lease Reserve Account, except during the continuance of an Escrow Period. Upon the occurrence of an Escrow Period, Borrower shall begin to make payments to the Ground Lease Reserve Account in accordance with the terms and provisions of Section 7.3.1 commencing on the next occurring Payment Date.

          Section 7.4 [Intentionally Omitted]

          Section 7.5 [Intentionally Omitted]

          Section 7.6 Accounts Generally.

          7.6.1 Borrower grants to Lender a first priority perfected security interest in each of the Reserve Accounts, the Loss Proceeds Account and the Lockbox Account and any and all monies now or hereafter deposited therein, as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts, the Loss Proceeds Account and the Lockbox Account shall constitute additional security for the Debt.

          7.6.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts, the Loss Proceeds Account and the Lockbox Account to the payment of the Debt in any order in its sole discretion.

          7.6.3 Neither the Reserve Accounts, the Loss Proceeds Account nor the Lockbox Account shall constitute trust funds or may be commingled with other monies held by Lender.

          7.6.4 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Account, the Loss Proceeds Account or the Lockbox Account or the monies deposited therein or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          VIII. DEFAULTS

          Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

               (i) if any portion of the Debt is not paid when due (including the payment of the Monthly Debt Service Payment Amount on each Payment Date);

               (ii) if any of the Taxes or Other Charges are not paid prior to delinquency;

               (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies (or, if such insurance is being provided by a Master Tenant, certificates of insurance evidencing the Policies) are not delivered to Lender upon request;

               (iv) if Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent or otherwise violates the provisions of Article 6 of any Mortgage;

               (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

               (vi) if Borrower, Indemnitor or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

               (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Indemnitor or any guarantor under any guarantee issued in connection with the Loan or if Borrower, Indemnitor or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Indemnitor or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Indemnitor or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Indemnitor or such guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

               (viii) if Borrower or Indemnitor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

               (ix) if a breach occurs in any of the negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

               (x) if Borrower fails to provide Lender with any of the financial information specifically required to be provided pursuant to Section 5.1.11 within ten (10) Business Days of notice from Lender to Borrower of its failure to provide such information on the date such information is required to be delivered pursuant to Section 5.1.11;

               (xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

               (xii) if any of the factual assumptions contained in the Insolvency Opinion, or in any Additional Insolvency Opinion is or shall become untrue in any material respect;

               (xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

               (xiv) if there  shall be  default  under  any of the  other  Loan
Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

          (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity and upon any Event of Default described in clauses
(vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          Section 8.2 Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

          (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:
(i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or
(ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

          (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Lender shall have the right, in its sole discretion, from time to time to amend and modify the Loan Documents so that one or more of the Mortgages are no longer cross-defaulted or cross-collateralized with the other Mortgages as described in Section 10.18. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, such documents amending or modifying the Mortgages or the other Loan Documents and such other documents as Lender shall request in order to effect the amendment or modification with respect to cross-defaults or cross-collateralizations described in the preceding sentence (including, without limitation, such documents as may be necessary for the formation of one or more Special Purpose Entities to act as borrower under the Loan Documents as so amended or modified), all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance or amendment or modification with respect to cross-defaults or cross-collateralizations, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power.
Except as may be  required  in  connection  with a  Securitization  pursuant  to
Section 9.1 hereof and provided no Event of Default has occurred and is continuing, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents or the documents executed and delivered in connection with any amendment or modification with respect to cross-defaults or cross-collateralizations, and (ii) the Severed Loan Documents or the documents executed and delivered in connection with any amendment or modification with respect to cross-defaults or cross-collateralizations shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained therein will be given by Borrower only as of the Closing Date.

          Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

          Section 8.4 Application of Payments after an Event of Default. During the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied toward amounts owing under the Components (e.g., interest, principal and other amounts payable hereunder), the Loan and the Note in such sequence as Lender shall elect in its sole discretion.

          IX. SPECIAL PROVISIONS

          Section 9.1 Sale of Notes and Securitization. Borrower acknowledges and agrees that the Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (the "Securities"; such sales, participations and/or securitizations, collectively, a "Securitization"). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the applicable Rating Agencies in connection with such sales or transfers, including, without limitation, to:

          (a) (i) provide such financial and other information with respect to the Properties, Borrower, Indemnitor and, to the extent delivered by the Master Tenants, the Master Tenants, (ii) provide such budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspections, appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports), engineering reports and other due diligence investigations of the Properties in accordance with the terms of the Master Leases, as may be reasonably requested by the holder of the Note or as may be requested by the Rating Agencies or as may be necessary or appropriate in connection with the Securitization and/or the listing of the Securities on any securities exchange (collectively, the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

          (ii) at Borrower's expense, cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and satisfactory to the Rating Agencies;

          (iii) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, Indemnitor and the Loan Documents as may be reasonably requested by the holder of the Note or as may be requested by the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

          (iv) execute such amendments to the Loan Documents and organizational documents and establish and fund such Reserve Accounts (including, without limitation, Reserve Accounts for deferred maintenance, unfunded obligations and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the aggregate interest rate, the stated maturity or the aggregate amortization of principal set forth in the Note, (B) modify or amend any other material economic term of the Loan, or (C) require the deposit of additional reserves, unless otherwise required by the Loan Documents;

          (v) execute such amendments to the Loan Documents as may be necessary to ensure that all payments required to be made to the Certificateholders pursuant to the Servicing Agreement shall be made in a timely fashion by Borrower to Lender pursuant to the Loan Documents (it being the express intention of the parties hereto that the amounts payable hereunder by Borrower be sufficient to make all payments to the Servicer and Certificateholders under the Servicing Agreement, without shortfalls); and

          (vi) participate in meetings with Rating Agencies and/or potential investors if reasonably requested by the Lender.

          (b) All reasonable third party costs and expenses incurred by Lender in connection with Borrower's complying with requests made under this Section
9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower.

          Section 9.2 Securitization Indemnification. (a) Borrower and Indemnitor understand that certain of the Provided Information may be included in a private placement memorandum, offering circular or other offering or disclosure documents (the "Disclosure Documents") in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the
"Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, any securities exchange, and service providers relating to the Securitization. Borrower and Indemnitor will cooperate with the holder of the Note in drafting and updating the Disclosure Document by providing all current information available to Borrower and necessary, with respect to the Provided Information, the Properties, the Master Leases, the Master Tenants, Borrower and its Affiliates, or the Loan, to keep the Disclosure Document accurate and complete in all material respects.

          (b) Borrower and Indemnitor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum, (ii) a preliminary and final prospectus or prospectus supplement or (iii) such other offering materials as may be used for the securitization of the Loan (such materials described in clauses (i), (ii) or (iii), as applicable, being hereinafter referred to collectively as the "Offering Materials") an indemnification certificate jointly and severally (A) certifying that Borrower and Indemnitor have carefully examined the Offering Materials, including without limitation, the sections entitled "Summary of Offering Circular," "Risk Factors," "Description of the Properties," "Description of the Loan," and "Description of Entertainment Properties Trust" and such Offering Materials to the extent they relate to or include any Provided Information, and as they relate to the Properties, the Master Leases, the Master Tenants, Borrower and its Affiliates, Indemnitor and its Affiliates, any parties to any of the Loan Documents other than the Lender, the Servicer or any Affiliates of either the Lender or the Servicer, the Loan Documents or the Loan (other than federal income tax matters and ERISA matters which do not pertain to the Properties, the Master Leases, the Master Tenants, Borrower or its Affiliates), do not contain any untrue statement of a material fact or omit to state a material fact
necessary  in  order  to  make  the  statements   made,  in  the  light  of  the
circumstances under which they were made, not misleading, (B) indemnifying Lender and Goldman Sachs Mortgage Company and the Goldman Sachs Group, Inc. and any of their respective Affiliates, and each of their respective officers and directors and each person or entity who controls each such Person within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (Lender, Goldman Sachs Mortgage Company, the Goldman Sachs Group, Inc. and such Affiliates, directors, officers or Persons being hereinafter referred to collectively as the "Lender and Goldman Group"), and each underwriter or placement agent with respect to the Securities, each of their respective officers and directors and each person or entity who controls each such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which the Lender and Goldman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement or alleged untrue statement or misstatement of any material fact contained in the portions of the Offering Materials covered by the indemnification certificate (the "Covered Information") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Covered Information or necessary in order to make the statements in the Covered Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse the Lender and Goldman Group and the Underwriter Group for any legal or other expenses reasonably incurred by the Lender and Goldman Group and the Underwriting Group in connection with investigating or defending the Liabilities. The liability of Borrower and Indemnitor under the indemnification provided for in clauses (B) and (C) above shall be in addition to any liability which Borrower or Indemnitor may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective, and Borrower and Indemnitor hereby agree to indemnify and hold harmless the Lender and Goldman Group and the Underwriter Group if Borrower and Indemnitor fail to deliver an indemnification certificate described in clause (A) above within a reasonable time after delivery of the applicable Offering Materials to Borrower and Indemnitor for review in connection with the request for the indemnification certificate and indemnification by Borrower and Indemnitor shall be applicable based on information previously provided by Indemnitor, Borrower or Affiliates of Borrower or Indemnitor, as updated and corrected, and with respect to which Borrower or Indemnitor have not previously raised objections.

          (c) In connection with filings under the Exchange Act, Borrower and Indemnitor agree to (i) indemnify the Lender and Goldman Group and the Underwriter Group for Liabilities to which the Lender and Goldman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement of any material fact in the Provided Information or the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse the Lender and Goldman Group or the Underwriter Group for any legal or other expenses reasonably incurred by the Lender and Goldman Group or the Underwriter Group in connection with defending or investigating the Liabilities.

          (d) Borrower and Indemnitor agree that no Indemnified Person shall have any liability to Borrower or Indemnitor for or in connection with the Loan unless and to the extent that it is finally judicially determined that liability for losses, claims, damages, liabilities or expenses incurred by Borrower or Indemnitor resulted directly from the fraud, illegal acts, gross negligence or willful misconduct of such Indemnified Person.

          (e) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against Borrower or Indemnitor notify such entity in writing of the claim or the commencement of that action; provided, however, that the failure to notify Borrower or Indemnitor (as applicable) shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof and Borrower or Indemnitor (as applicable) shall pay the fees, expenses and disbursements of such counsel and such counsel shall, to the extent consistent with its professional responsibility, cooperate with Borrower or Indemnitor (as applicable) and any counsel selected by Borrower or Indemnitor (as applicable); provided, however, that, if multiple Indemnified Persons shall seek to be indemnified by Borrower or Indemnitor under this Section 9.2 for Liabilities arising out of a single action or omission, Borrower or Indemnitor (as applicable) shall not be required to pay the fees, expenses and disbursements of more than a single outside law firm representing all of the applicable Indemnified Persons as a group in connection therewith.

          (f) Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), neither Borrower nor Indemnitor will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless Borrower or Indemnitor (as applicable) shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of Lender and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as Borrower or Indemnitor (as applicable) has complied with its obligations to defend and indemnify hereunder, Borrower or Indemnitor (as applicable) shall not be liable for any settlement made by Lender or any other Indemnified Person without the consent of Borrower or indemnitor (as applicable) (which consent shall not be unreasonably withheld or delayed).

          (g)  Borrower  and  Indemnitor  agree that if any  indemnification  or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for a reason other than the fraud, illegal acts, gross negligence or willful misconduct of an Indemnified Person or is insufficient to hold an Indemnified Person harmless (with respect only to the losses, claims, damages, liabilities or expenses that are the subject of this
Section 9.2), then Borrower or Indemnitor (as applicable) and such Indemnified Person shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to Borrower or Indemnitor (as applicable) on the one hand, and such Indemnified Person on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of Borrower or Indemnitor (as applicable) on the one hand, and all Indemnified Persons on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2,
(A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) Borrower, Indemnitor and Lender agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Lender and Goldman Group and the Underwriter Group in connection with the closing of the Loan or the securitization or other secondary market sale of the Loan.

          (h) Borrower and Indemnitor agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not the Lender and Goldman Group, the Underwriter Group or any other Indemnified Person is a formal party to any such lawsuits, claims or other proceedings, and that such obligations shall extend upon the terms set forth in this Section 9.2 to any controlling person, director, partner, officer, employee, representative or agent of the Lender and Goldman Group or the Underwriter Group (each member of the Lender and Goldman Group, the Underwriter Group and each such controlling person, director, partner, officer, employee, representative or agent being, an "Indemnified Person"). Borrower and Indemnitor further agree that their indemnification, contribution and reimbursement obligations shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Indemnified Persons within the meaning of the Securities Act.

          (i) The liabilities and obligations of Borrower, Indemnitor and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

          Section 9.3 Rating Surveillance. Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Borrower in an amount determined by Lender in its reasonable discretion prior to the occurrence of a Securitization and such expense (the "Rating Surveillance Charge") will be paid in monthly installments.

          Section 9.4 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that, except as permitted below, it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) impair the enforcement of the Environmental Indemnity, the Estoppel Indemnity Agreement or the Indemnity Agreement; (g) constitute a prohibition against Lender to seek such relief against Borrower as may be necessary to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage (other than punitive and consequential damages, unless such punitive or consequential damages are imposed on or asserted against Lender by third parties), cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

               (i) fraud or intentional misrepresentation by Borrower, its Affiliates, Indemnitor or any guarantor in connection with the Loan;

               (ii) the gross negligence or willful misconduct of Borrower, its Affiliates, Indemnitor or any guarantor in connection with the Loan;

               (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

               (iv) the removal or disposal of any portion of the Properties, other than by Lender or its agents, after an Event of Default;

               (v) the misappropriation, misapplication or conversion by Borrower, its Affiliates, Indemnitor or any guarantor in connection with the Loan of any funds relating to the Properties in contravention of the Loan Documents, including (A) any Insurance Proceeds paid by reason of any Casualty to the Properties, (B) any Condemnation Proceeds or other amounts received in connection with the Condemnation of all or a portion of the Properties, or (C) any Rents;

               (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Properties;

               (vii) the misappropriation, misapplication or conversion by Borrower, its Affiliate, Indemnitor or any guarantor in connection with the Loan of any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

               (viii) any intentional and material misrepresentation by Borrower or Indemnitor in any of the Loan Documents.

          Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of principal and interest under the
Note is not paid when due; (ii) an Event of Default pursuant to Section 8.1(a)(x) occurs or Borrower fails to permit on-site inspections of the Properties (subject to the rights of tenants under Leases), fails to maintain its status as a Special Purpose Entity or fails to appoint a third party property manager upon the request of Lender as permitted hereunder, each as required by, and in accordance with the terms and provisions of this Loan Agreement, the Mortgages and the other Loan Documents; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary Lien encumbering any Individual Property; (iv) Borrower violates Sections 5.1.23, 5.1.24, 5.1.25, 5.2.12, 5.2.13, 5.2.14 or 5.2.16 hereof, (v)
Borrower files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (vi) any Person files an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower, any Affiliate of Borrower, Indemnitor or any guarantor in connection with the Loan colludes with, or otherwise assists, such Person, (vii) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;
(viii) Borrower consents to or acquiesces or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; or (ix) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debt as they become due; provided, however, any recourse arising from subclauses (v) through and including (ix) of this section shall be limited to fifty percent (50%) of the Debt.

          Section 9.5 Satisfaction of Obligations by Master Tenants. Borrower may satisfy any of its obligations pursuant to the terms and provisions of this Agreement and the other Loan Documents by causing the applicable Master Tenant to satisfy such obligation.

          Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee and/or special servicer (collectively, the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer (Borrower hereby agreeing to recognize any action taken under the Loan Documents by the Servicer in such capacity). Borrower shall be responsible for (i) any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement, and (ii) any Special Servicing Fee, Work-Out Fee or Liquidation Fee due to the Servicer under the Servicing Agreement, provided, however, that Borrower shall not be responsible for payment of the monthly Servicing Fee due to the Servicer under the Servicing Agreement.

          X. MISCELLANEOUS

          Section 10.1 Survivial. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

          Section 10.2 Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 10.3 Governing Law.

          (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER, EXCEPT THAT, AT ALL TIMES, THE PROVISIONS FOR THE CREATION, ATTACHMENT, PRIORITY, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THE PREVIOUS SENTENCE), AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THE PREVIOUS SENTENCE).

          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  CT Corporation Systems
                  1633 Broadway
                  New York, New York 10019

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED 1N EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if (a) hand delivered; (b) sent by (1) certified or registered United States mail, postage prepaid, return receipt requested or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) sent by telecopier (with advice by telephone to recipient that a telecopy notice is forthcoming and a machine-generated confirmation of successful transmission), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:            Secore Financial Corporation
                                  1620 L Street, NW, Suite 950
                                  Washington, DC 20036
                                  Attention: Tamera Massey
                                  Facsimile No.: (202) 785-7667
                                  Telephone No.: (202) 785-5420

         with a copy to:          Goldman, Sachs Mortgage Company
                                  85 Broad Street
                                  New York, New York 10004
                                  Attention:  Jeffrey Fastov
                                  Facsimile No. (212) 346-3594
                                  Telephone No. (212) 902-1000

         and:                     Cleary, Gottlieb, Steen & Hamilton
                                  1 Liberty Plaza
                                  New York, New York 10006
                                  Attention:  Michael Weinberger, Esq.
                                  Facsimile No. (212) 225-3999
                                  Telephone No. (212) 225-2092

         If to Borrower:          Flik, Inc.
                                  30 Pershing Road
                                  Suite 201
                                  Kansas City, Missouri 64108
                                  Attention:  Fred L. Kennon
                                  Facsimile No. (816) 472-5794
                                  Telephone No. (816) 472-1700

         With a copy to:          Entertainment Properties Trust
                                  30 Pershing Road
                                  Suite 201
                                  Kansas City, Missouri 64108
                                  Attention:  Gregory K. Silvers, Esq.
                                   Facsimile No. (816) 472-5794
                                  Telephone No. (816) 472-1700

         If to Indemnitor:        EPT DownREIT, Inc.
                                  30 Pershing Road
                                  Suite 201
                                  Kansas City, Missouri 64108
                                  Attention:  Fred L. Kennon
                                  Facsimile No. (816) 472-5794
                                  Telephone No. (816) 472-1700

         With a copy to:          Entertainment Properties Trust
                                  30 Pershing Road
                                  Suite 201
                                  Kansas City, Missouri 64108
                                  Attention:  Gregory K. Silvers, Esq.
                                   Facsimile No. (816) 472-5794
                                   Telephone No. (816) 472-1700

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

          Section 10.7 Trial by Jury.

          BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

          Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

          (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

          (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and the Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

          Section 10.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 10.15 Offsets; Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

          Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

          (a) This Agreement and the other Loan Documents are (except to the extent expressly provided in Article IX), solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents (except to the extent expressly provided in Article IX) shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

          Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, the Lender and Goldman Group, or any of their respective Affiliates shall be subject to the prior written approval of Lender, except as otherwise required by applicable law.

          Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets. (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

          (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners or members and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure, Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

          Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

          Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

          Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

          Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, any term sheet or commitment letter between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                 FLIK, INC., a Delaware corporation


                                 By:_________________________________
                                     Name:
                                     Title:


                                 EPT DOWNREIT, INC., a Missouri corporation


                                 By:_________________________________
                                     Name:
                                     Title:

                                 SECORE FINANCIAL CORPORATION, a Pennsylvania
                                    corporation


                                 By:_________________________________
                                     Name:
                                     Title:


                                   SCHEDULE I
                                   ----------

                                   PROPERTIES

Individual Property Name                   Master Tenant             Location           Interest of Borrower
------------------------                   -------------             --------           --------------------

AMC Clearview Palace 12               American Multi-Cinema, Inc.   Metairie, LA             Leasehold
AMC Elmwood Palace 20                 American Multi-Cinema, Inc.   Harahan, LA              Fee
AMC Forum 30 at Gateways              American Multi-Cinema, Inc.   Sterling Heights, MI     Fee
AMC Hammond Palace 10                 American Multi-Cinema, Inc.   Hammond, LA              Fee
AMC Hoffman Town Centre 22            American Multi-Cinema, Inc.   Alexandria, VA           Leasehold
AMC Houma Palace 10                   American Multi-Cinema, Inc.   Houma, LA                Fee
AMC Livonia 20                        American Multi-Cinema, Inc.   Livonia, MI              Fee
AMC Oak View Plaza 24                 Megaplex Nine, Inc.           Omaha, NE                Fee
AMC Olathe Station 30                 American Multi-Cinema, Inc.   Olathe, KS               Fee
AMC Palm Promenade 24                 American Multi-Cinema, Inc.   San Diego, CA            Fee
AMC Westbank Palace 16                American Multi-Cinema, Inc.   Harvey, LA               Fee
Consolidated Cary Crossroads 20       Cary Cinema, L.L.C.           Cary, NC                 Fee
Consolidated Cherrydale 16            Cherrydale Cinema, L.L.C.     Greenville, SC           Fee
Loews Woodridge 18                    North Star Cinema, Inc.       Woodridge, IL            Fee
Muvico Tampa Starlight 20             Muvico Entertainment, L.L.C.  Tampa, Florida           Fee


                                  SCHEDULE II
                                  -----------

                                ADDITIONAL LEASES

1. Retail Lease Agreement, dated October 22, 2001, relating to the Gingival Property located in Greenville, South Carolina, by and between AIG Baker Cherrydale, L.L.C., a Delaware limited liability company and New Market Ventures, L.L.C., a South Carolina limited liability company, d/b/a Ca'Bellz Ice Cream, as assigned pursuant to that certain Assignment and Assumption Agreement dated June 25, 2002 by AIG Baker Cherrydale, L.L.C. to 30 West Pershing, LLC, a Missouri limited liability company, a predecessor-in-interest to Borrower.


2. Retail Lease Agreement, dated October 21, 2002, relating to the Individual Property located in Greenville, South Carolina, by and between 30 West Pershing, LLC, a Missouri limited liability company, a predecessor-in-interest to Borrower, and H&R Block Eastern Tax Services, Inc., a Missouri corporation.

3.  Retail  Lease  Agreement,  dated June 5, 2001,  relating  to the  Individual
Property located in Greenville, South Carolina, by and between AIG Baker Cherrydale, L.L.C., a Delaware limited liability company and John H. Thomas, a resident of South Carolina, trade name, Just Dogs, as assigned pursuant to that certain Assignment and Assumption Agreement dated June 25, 2002 by AIG Baker Cherrydale, L.L.C. to 30 West Pershing, LLC, a Missouri limited liability company, a predecessor-in-interest to Borrower.

4. Retail Lease Agreement, dated June 20, 2002, relating to the Individual Property located in Greenville, South Carolina, by and between AIG Baker Cherrydale, L.L.C., a Delaware limited liability company and Lura S. Boggs and Carroll B. Boggs, residents of South Carolina, trade name Pak Mail, as assigned pursuant to that certain Assignment and Assumption Agreement dated June 25, 2002 by AIG Baker Cherrydale, L.L.C. to 30 West Pershing, LLC, a Missouri limited liability company, a predecessor-in-interest to Borrower.


                                  SCHEDULE III

                        MONTHLY PRINCIPAL PAYMENT AMOUNT

------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
                            Monthly                               Monthly                              Monthly
   Interest                 Principal  Interest                  Principal    Interest                Principal
   Accrual      Payment     Payment     Accrual     Payment       Payment     Accrual     Payment      Payment
   Period       Date in      Amount     Period      Date in       Amount      Period      Date in       Amount
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

     1       March 2003   356,956.43      25     March 2005     398,362.51     50       April 2007    446,609.21
------------ ------------ -----------  --------- ------------- ------------  --------- -----------  ------------

     2       April 2003   358,592.48      26     April 2005     400,188.34     51        May 2007     448,656.17
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

     3       May 2003     360,236.03      27     May 2005       402,022.53     52        June 2007    450,712.51
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

     4       June 2003    361,887.11      28     June 2005      403,865.14     53        July 2007    452,778.28
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

     5       July 2003    363,545.76      29     July 2005      405,716.18     54       August 2007   454,853.51
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
                                                                                         September
     6       August 2003  365,212.01      30      August 2005   407,575.72     55          2007       456,938.25
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              September                           September                               October
     7          2003      366,885.90      31        2005        409,443.77     56          2007       459,032.55
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
               October                                                                   November
     8          2003      368,567.46      32     October 2005   411,320.39     57          2007       461,136.45
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              November                             November                              December
     9          2003      370,256.73      33         2005       413,205.61     58          2007       463,250.00
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              December                             December                              January
    10          2003      371,953.74      34         2005       415,099.47     59         2008        465,373.22
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
               January                                                                   February
    11          2004      373,658.53      35     January 2006   417,002.01     60         2008        467,506.19
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              February
    12          2004      375,371.13      36     February 2006  418,913.27     61       March 2008    469,648.92
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

    13       March 2004   377,091.58      37     March 2006     420,833.28     62       April 2008    471,801.48
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

    14       April 2004   378,819.92      38     April 2006     422,762.10     63        May 2008     473,963.90
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

    15        May 2004    380,556.17      39     May 2006       424,699.76     64        June 2008    476,136.24
------------ ------------ -----------  --------- ------------  ------------  ---------  -----------  ------------

    16        June 2004   382,300.39      40     June 2006      426,646.30     65        July 2008    478,318.53
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
                                                                                          August
    17        July 2004   384,052.60      41     July 2006      428,601.77     66          2008       480,510.82
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
                                                                                         September
    18       August 2004  385,812.84      42     August 2006    430,566.19     67          2008       482,713.16
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              September                           September                               October
    19          2004      387,581.15      43        2006        432,539.62     68          2008       484,925.60
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
               October                                                                    November
    20          2004      389,357.56      44     October 2006   434,522.09     69          2008       487,148.17
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              November                             November                              December
    21          2004      391,142.12      45         2006       436,513.65     70          2008       489,380.94
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              December                             December                              January
    22          2004      392,934.85      46         2006       438,514.34     71          2009       491,623.93
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
               January                                                                   February
    23          2005      394,735.80      47     January 2007   440,524.20     72          2009       493,877.21
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
              February                             February
    24          2005      396,545.01      48         2007       442,543.27     73       March 2009    496,140.81
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
                                          49      March 2007    444,571.59     74       April 2009    498,414.79
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------

------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  ------------
 Interest                              Interest                              Interest
 Accrual        Payment                Accrual     Payment                    Accrual     Payment
 Period         Date in    Principal    Period     Date in      Principal     Period      Date in     Principal
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                   September                             January
    75          May 2009   500,699.19     91          2010      538,706.72     107         2012         579,599.35
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                                                         February
    76         June 2009  502,994.06      92     October 2010   541,175.79     108         2012         582,255.85
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                  November
    77         July 2009  505,299.45      93         2010       543,656.18     109       March 2012     584,924.52
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                  December
    78       August 2009  507,615.41      94         2010       546,147.93     110       April 2012     587,605.42
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
               September
    79           2009     509,941.98      95     January 2011   548,651.11     111       May 2012       590,298.61
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
    80       October 2009 512,279.21      96     February 2011  551,165.76     112       June 2012      593,004.15
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                November
    81           2009     514,627.16      97      March 2011    553,691.94     113       July 2012      595,722.08
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
               December                                                                   August
    82           2009     516,985.87      98      April 2011    556,229.70     114         2012         598,452.48
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                                                         September
    83       January 2010 519,355.39      99       May 2011     558,779.08     115         2012         601,195.38
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
               February                                                                  October
    84           2010     521,735.77     100      June 2011     561,340.15     116         2012         603,950.86
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                                                         November
    85        March 2010  524,127.05     101      July 2011     563,912.96     117         2012         606,718.97
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                                                         December
    86        April 2010  526,529.30     102     August 2011    566,497.56     118         2012         609,499.77
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                  September                              January
    87         May 2010   528,942.56     103         2011       569,094.01     119        2013          612,293.31
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  -------------
                                                                                         February
    88        June 2010   531,366.88     104     October 2011   571,702.36     120        2013       99,177,842.63
------------ ------------ -----------  --------- ------------- ------------  ---------  -----------  --------------
    89        July 2010                  105       November
                          533,802.31                 2011       574,322.66
------------ ------------ -----------  --------- ------------- ------------
    90       August 2010  536,248.91     106       December
                                                     2011       576,954.97
------------ ------------ -----------  --------- ------------- ------------

                                   SCHEDULE IV

                               CERTAIN ALTERATIONS

1. The Borrower shall be permitted to expand the theater on the Individual Property located in Hammond, Louisiana by up to four (4) auditoriums beyond the number of auditoriums contained in such theater as of the Closing Date (such additional auditoriums to become a part of the collateral securing the Loan); provided that such auditoriums are generally of the quality and character of the auditoriums located at such Individual Property as of the Closing Date; and, provided further that the total cost of constructing each such auditorium shall not exceed an all-in amount of Nine Hundred Thousand Dollars ($900,000).

2. The Borrower shall be permitted to expand the theater on the Individual Property located in Houma, Louisiana by up to four (4) auditoriums beyond the number of auditoriums contained in such theater as of the Closing Date (such additional auditoriums to become a part of the collateral securing the Loan); provided that such auditoriums are generally of the quality and character of the auditoriums located at such Individual Property as of the Closing Date; and, provided further that the total cost of constructing each such auditorium shall not exceed an all-in amount of Nine Hundred Thousand Dollars ($900,000).


                                    SCHEDULE V

                                ALLOCATED AMOUNTS

                                                                                Allocated
 Individual Property           Allocated Loan         Allocated Closing        Replacement
         Name                      Amount                 Date NOI            Reserve Amount     Appraised Value
--------------------           --------------         -----------------       --------------     ---------------

AMC Clearview Palace 12           $7,512,077            $1,217,520               $1,167           $12,000,000

AMC Elmwood Palace 20             14,398,148             2,215,440                1,507            23,000,000

AMC Forum 30 at Gateways          17,528,180             3,045,258                1,795            28,000,000

AMC Hammond Palace 10              5,477,556               997,200                  660             8,750,000

AMC Hoffman Town Centre 22        14,398,148             2,420,000                1,500            23,000,000

AMC Houma Palace 10                5,634,058               997,200                  741             9,000,000

AMC Livonia 20                    14,335,548             2,420,000                1,252            22,900,000

AMC Oak View Plaza 24              3,881,240               575,000                1,790             6,200,000

AMC Olathe Station 30             12,520,129             2,255,648                1,833            20,000,000

AMC Palm Promenade 24             14,961,554             2,714,375                1,477            23,900,000

AMC Westbank Palace 16            10,016,103             1,772,640                1,193            16,000,000

Consolidated Cary Crossroads 20    9,515,298             1,596,021                1,291            15,200,000

Consolidated Cherrydale 16         5,164,553               898,110                  881             8,250,000

Loews Woodridge 18                 8,889,291             1,550,000                1,367            14,200,000

Muvico Tampa Starlight 20         11,268,116             1,918,175                1,400            18,000,000
                                  ==========             =========                =====            ==========
     Total                      $155,500,000           $26,592,587              $19,853           248,400,000


                                   SCHEDULE VI

                                   LITIGATION

1. A $435,455 mechanic's lien has been filed against the Individual Property located in Woodridge, Illinois in connection with certain work performed at such Individual Property prior to the ownership of such Individual Property by Borrower (or any of its Affiliates). An action to foreclose this lien (Huen Electric, Inc. v Megaplex Four, Inc., EPT DownREIT, Inc. et al) has been brought in the Circuit Court of Du Page County, Illinois. Each of the fee title insurance policy of Borrower and the mortgagee's title insurance policy of Lender have omitted the above-referenced mechanic's lien as an exception to coverage under such policy.

2. A personal injury action (Ward v Schwendender Construction, Loews Chicago Cinemas, Inc., EPT DownREIT, Inc. et al) has been brought in the Circuit Court of Cook County, Illinois relating to an accident that occurred at the Individual Property located in Woodridge, Illinois in September 1998, prior to the ownership of such Individual Property by the Borrower (or any of its Affiliates). Borrower has informed Lender that the plaintiff in such action has claimed unspecified damages in excess of $50,000. Borrower has moved to have the above-referenced action dismissed. However, Borrower has informed Lender that, if such dismissal is not granted, the former owner of such Individual Property has agreed to indemnify Borrower against any loss that Borrower may sustain as a result of such action (and that, to the extent such indemnity does not fully compensate Borrower for all or any portion of such loss, such loss will be fully covered by insurance).